UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12

CONSTELLATION BRANDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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SPECIAL MEETING OF STOCKHOLDERS

October 26, 2007

To Our Stockholders:

We have scheduled a Special Meeting of Stockholders of Constellation Brands, Inc. for December 6, 2007 at 11:00 a.m. (local time) to be held at the office of the company located at 370 Woodcliff Drive, Suite 300, Fairport, New York.

The meeting has been called in response to a situation created by recent changes in U.S. tax rules. The application of the new rules modifies the U.S. tax treatment associated with stock options under certain circumstances. Under the new rules, certain characteristics of our Class A Common Stock introduce the possibility that material additional income taxes may be imposed on recipients of our stock options who are subject to U.S. taxation and that the date on which such stock options are taxed may be accelerated. Such changes would significantly reduce the benefit that option recipients receive from our stock options without reducing our costs associated with the option program. Stock options are an important part of our company’s compensation plan and enable the company to continue to attract and retain talented, high-caliber individuals.

In response to this situation, we are proposing to implement changes to our capital structure and our option program to preserve the tax treatment of stock options that was applicable prior to the new rules. These changes include the creation of a new class of common stock and amendments to our Long-Term Stock Incentive Plan, both of which require stockholder approval. The changes being proposed will not affect the underlying economics of the company’s stock option program and will not increase the aggregate number of shares available for granting awards under the company’s Long-Term Stock Incentive Plan.

The accompanying Notice of Special Meeting of Stockholders and Proxy Statement describe in greater detail the specific matters expected to be acted upon at the meeting. Given the limited purpose of the meeting and the technical nature of the matters to be acted upon, this meeting will not include the types of management presentations or amenities typically associated with our annual meetings.

Whether or not you attend the meeting in person, we would appreciate it if you would review the enclosed materials and support the proposals by submitting a proxy.

Very truly yours,

RICHARD SANDS

Chairman of the Board

CONSTELLATION BRANDS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 6, 2007

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of CONSTELLATION BRANDS, INC. (the “Company”) will be held in the Town of Perinton at the office of the Company located at 370 Woodcliff Drive, Suite 300, Fairport, New York 14450 on December 6, 2007 at 11:00 a.m. (local time) for the following purposes more fully described in the accompanying Proxy Statement:

1.	To approve the amendment and restatement of the Company’s certificate of incorporation (Proposal No. 1).

2.	To approve the amendment and restatement of the Company’s Long-Term Stock Incentive Plan (Proposal No. 2).

3.	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 15, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

A Proxy Statement and proxy card or proxy cards are enclosed.

YOU ARE WELCOME TO ATTEND THIS SPECIAL MEETING IN PERSON, BUT YOU SHOULD BE AWARE THAT UNLIKE AN ANNUAL MEETING THERE WILL BE NO PRESENTATIONS CONCERNING THE COMPANY AND ANY DISCUSSION IS INTENDED TO BE LIMITED TO THE PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND RELATED PROCEDURAL MATTERS. IF YOU DO NOT PLAN ON ATTENDING THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD(S). YOU MAY RETURN THE PROXY CARD(S) IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

October 26, 2007

CONSTELLATION BRANDS, INC.

370 Woodcliff Drive, Suite 300

Fairport, New York 14450

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to the holders of the common stock of CONSTELLATION BRANDS, INC. (the “Company,” “we” or “us”) in connection with the solicitation of proxies by the Board of Directors of the Company. The proxies are for use at a Special Meeting of Stockholders of the Company and at any adjournment thereof (the “Meeting”). The Meeting will be held on December 6, 2007 at 11:00 a.m. (local time) in the Town of Perinton at the office of the Company located at 370 Woodcliff Drive, Suite 300, Fairport, New York 14450. This Proxy Statement and the accompanying proxy cards are being first mailed to stockholders on or about November 2, 2007.

PURPOSE OF THE MEETING

In April 2007 the United States Internal Revenue Service (the “IRS”) adopted new regulations under Section 409A of the Internal Revenue Code (the “Code”). The application of the new regulations creates the possibility of a change in the tax treatment associated with stock options relating to our Class A Common Stock that are granted by the Company to individuals who are subject to U.S. taxation. The consequences of such a change could include:

•	an acceleration of the time at which the value of the affected stock options is taxed;
•	the imposition of a 20% tax on the value of the affected stock options in addition to the regular income tax imposed on such value; and
•

the creation of a situation where option holders are subject to taxation on income but have not received any cash or other property with which to pay the associated tax, thereby pressuring the option holders to prematurely exercise the option so as to be able to sell the underlying shares to generate proceeds to satisfy the tax obligation.

These consequences would significantly reduce the benefit that option recipients receive from the Company’s stock options without reducing the Company’s costs associated with the option program. If the alternate tax treatment applied, it might be necessary for the Company to substitute additional consideration to compensate for the reduced benefit received by recipients of stock options so as to maintain a comparable level of compensation. To the extent that the change in tax treatment causes a change in behavior so that option holders exercise options before they otherwise would in order to satisfy the accelerated tax obligation, it will deprive the option holders of a fundamental benefit of the stock options that are exercised prematurely—the ability to participate in the long-term appreciation in the value of the Company. Removing this long-term incentive will reduce the retention benefit sought to be gained by granting stock options, further frustrating the achievement by the Company of its objectives.

The potential for a change in tax treatment stems from a combination of the Company’s dual-class capital structure and broad language included in the new regulations. The Company’s dual-class capital structure is made up of its Class A Common Stock, par value $.01 per share (“Class A Stock”), and Class B Common Stock, par value $.01 per share (“Class B Stock”). Shares of Class A Stock have dividend features that do not apply to the Class B Stock, while the Class B Stock generally has ten votes per share compared to one vote per share for the Class A Stock. The unique dividend features of the Class A Stock are the right to receive cash dividends per share that are at least ten percent (10%) greater than any cash dividends declared and paid on the Class B Stock and the ability of the Board of Directors to declare and pay cash dividends on Class A Stock without declaring and paying cash dividends on Class B Stock. It is these special features that create the concern under the new regulations, even though the Company’s current policy is to retain all of its earnings to finance the development and expansion of its business and the Company has not paid any cash dividends on its common stock since its initial public offering in 1973.

The new regulations impose the adverse tax treatment outlined above on options where the stock subject to the options does not satisfy certain criteria. One of these criteria is that the underlying stock may not have any “preference as to distributions.” While the Company does not believe that the dividend features associated with the Class A Stock are the types of rights that the IRS intended to capture with the “preferences as to distributions” language and that such language should be interpreted to not apply to the dividend features of the Class A Stock, it is possible that the dividend features of the Class A Stock could be construed to be preferences as to distributions within the meaning of the new regulations and could cause the Class A Stock to not satisfy the applicable criteria. The Company has sought clarification from both the IRS and the Treasury Department that the Class A Stock dividend features would not constitute preferences as to distributions, but neither was able to provide any formal or informal confirmation to that effect at this time.

Because of the importance of stock options to the Company’s overall compensation program, the large number of option holders who would be affected by a change in tax treatment and the magnitude of the aggregate potential tax liability to the affected option holders, the Company has determined that in light of the potential change in tax treatment it would be inadvisable to continue to grant stock options with respect to its Class A Stock to individuals who are subject to U.S. taxation. In order to continue to use stock options in its compensation program while maintaining the U.S. tax treatment that applied to options prior to the new regulations, the Company is proposing to (i) create a new class of common stock, Class 1 Common Stock, par value $.01 per share (“Class 1 Stock”), that is designed to satisfy the criteria specified in the new regulations and (ii) amend its Long-Term Stock Incentive Plan to permit awards under the plan to be granted with respect to the new Class 1 Stock. The Meeting is necessary because both of these actions require the approval of the Company’s stockholders.

The actions being proposed will not affect the underlying economics of the Company’s stock option program and will not increase the aggregate number of shares available for granting awards under the Company’s Long-Term Stock Incentive Plan. The sole purpose of the proposed actions is to prevent the features associated with the dual-class capital structure of the Company from inadvertently subjecting recipients of options subject to U.S. taxation to significant adverse tax treatment and thereby placing the Company at a disadvantage vis-à-vis similarly situated companies who do not have a dual-class structure with similar dividend features.

The new regulations initially allowed companies until December 31, 2007 to amend non-conforming options granted on or after April 10, 2007 so that they comply with the new regulations. To permit these amendments to be made and to avoid the need for the Company to suspend making stock option grants in accordance with its past practices, the Company concluded that it was necessary to call the Meeting instead of waiting until next year’s annual meeting of stockholders to address these matters. On October 22, 2007, the IRS extended the deadline for the amendment of non-conforming options until December 31, 2008. This extension created the possibility of the Company waiting until its next annual meeting to address these matters; however, the Company is proceeding with the Meeting because in its view addressing the complications that would result from such a delay would be more onerous than holding the Meeting.

PROXIES

The shares represented by your proxy, if the proxy is properly executed and returned, and not revoked, will be voted at the Meeting as therein specified. You may revoke your proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Meeting and voting in person.

Unless you indicate otherwise, the shares represented by your proxy will be voted FOR the proposal to approve the amendment and restatement of the Company’s certificate of incorporation (Proposal No. 1) and FOR the proposal to approve the amendment and restatement of the Company’s Long-Term Stock Incentive Plan (Proposal No. 2).

The outstanding common stock of the Company currently consists of Class A Stock and Class B Stock. Accordingly, the Company has enclosed with the proxy materials a Class A Stock proxy card and/or a Class B Stock proxy card, depending on the holdings of the stockholder to whom proxy materials are mailed. Stockholders who receive both a Class A Stock proxy card and a Class B Stock proxy card must sign and return both proxy cards in accordance with their respective instructions to ensure the voting of the shares of each class owned.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mail, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone, facsimile, Internet or electronic mail. The Company has requested persons holding stock for others in their names or in the names of nominees to forward these materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding these materials.

VOTING SECURITIES

The total outstanding capital stock of the Company, as of October 15, 2007 (the “Record Date”), consisted of 191,821,187 shares of Class A Stock and 23,808,138 shares of Class B Stock. Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder.

Of the 191,821,187 shares of Class A Stock outstanding on the Record Date, 2,139,715 shares were held by CHESS Depositary Nominees Pty Ltd. (ACN 071 346 506) (“CDN”), a wholly-owned subsidiary of ASX Limited (ACN 008 624 691), the Australian Stock Exchange (the “ASX”). CDN has issued Constellation CHESS Depositary Interests (“Constellation CDIs”) that represent beneficial interests in the Class A Stock held by CDN. Constellation CDIs are traded on the electronic transfer and settlement system operated by the ASX. As of the Record Date there were 21,397,150 Constellation CDIs outstanding that were held by approximately 700 holders of record. All references in this Proxy Statement to outstanding shares of Class A Stock include the shares of Class A Stock held by CDN and all references to holders of Class A Stock include CDN.

Holders of Constellation CDIs receive all the economic and other benefits of actual ownership of Class A Stock at a ratio of ten (10) Constellation CDIs to each share of Class A Stock. Constellation CDIs can be converted to Class A Stock at any time at the option of the holder of the Constellation CDIs at a ratio of one (1) share of Class A Stock for each ten (10) Constellation CDIs. Holders of Constellation CDIs have the right to attend meetings of stockholders of the Company and to direct the vote of the underlying shares of Class A Stock represented by their Constellation CDIs. CDN, as the holder of record of the underlying shares of Class A Stock represented by the Constellation CDIs, will vote such shares in accordance with the directions of the holders of the Constellation CDIs. If CDN does not receive a direction from a holder of Constellation CDIs as to how to vote the underlying shares represented by those Constellation CDIs, those shares will not be voted and will not be considered present at the Meeting for quorum purposes. A holder of Constellation CDIs will be entitled to vote at the Meeting only if such holder directs CDN to designate such holder as proxy to vote the underlying shares of Class A Stock represented by the Constellation CDIs held by such holder. A form to be used to direct CDN how to vote underlying shares of Class A Stock represented by Constellation CDIs is being delivered with this Proxy Statement to each holder of Constellation CDIs.

Only holders of record of Class A Stock and Class B Stock on the books of the Company at the close of business on October 15, 2007, the Record Date for eligibility to vote at the Meeting, are entitled to notice of and to vote at the Meeting and at any adjournment thereof. Under arrangements established between the Company and CDN in connection with the issuance of Constellation CDIs, the holders of Constellation CDIs are entitled to notice of and to attend the Meeting but may only vote at the Meeting as proxy for CDN in the circumstances described above. At the Meeting, the holders of Class A Stock and the holders of Class B Stock will vote together as a single class on all matters. Each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in such holder’s name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in such holder’s name. Therefore, holders of Class A Stock are entitled to cast a total of 191,821,187 votes at the Meeting and holders of Class B Stock are entitled to cast a total of 238,081,380 votes at the Meeting.

The holders of a majority of the outstanding aggregate voting power of Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock present at the Meeting, in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. Proxies relating to shares held in “street name” by brokers or other nominees that may be voted with respect to some, but not all, matters without instruction from the beneficial owner (“broker non-votes”) would be counted as shares present for determining a quorum. However, under the rules of the New York Stock Exchange, brokers and nominees are generally not permitted to vote with respect to Proposal No. 1 and Proposal No. 2 without receiving direction from the beneficial owner of Class A Stock or Class B Stock. Because there are no proposals with respect to which brokers and nominees are generally permitted to vote without receiving direction, the Company does not expect to receive any votes from brokers or nominees except where specifically instructed by the beneficial owner and therefore does not expect to receive broker non-votes with respect to either proposal.

The adoption of the proposal to approve the amendment and restatement of the Company’s certificate of incorporation (Proposal No. 1) requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock, voting together as a single class, with the holders of the Class A Stock having one (1) vote per share and the holders of the Class B Stock having ten (10) votes per share. Abstentions and broker non-votes, if applicable, will therefore have the effect of negative votes.

The adoption of the proposal to approve the amendment and restatement of the Company’s Long-Term Stock Incentive Plan (Proposal No. 2) requires the affirmative vote of the holders of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of the Class B Stock having ten (10) votes per share. Therefore, abstentions will have the effect of negative votes. However, because broker non-votes are not considered entitled to vote, in the event that the Company receives any broker non-votes with respect to this proposal they will not affect the outcome of the vote on this proposal.

BENEFICIAL OWNERSHIP

This section presents information concerning the beneficial ownership of our common stock by certain individuals, entities and groups. Determinations as to whether a particular individual, entity or group is the beneficial owner of our common stock have been made in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Under Rule 13d-3, a person is deemed to be the beneficial owner of any shares as to which such person: (i) directly or indirectly has or shares voting power or investment power, or (ii) has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right. The fact that a person is the beneficial owner of shares for purposes of Rule 13d-3 does not necessarily mean that such person would be the beneficial owner of securities for other purposes. The percentages of beneficial ownership reported in this section were calculated on the basis of 191,821,187 shares of Class A Stock and 23,808,138 shares of Class B Stock outstanding as of the close of business on October 15, 2007, subject to adjustment as appropriate in each particular case in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

Beneficial Security Ownership of More Than 5% of the Company’s Common Stock

The following tables present, as of October 15, 2007, information regarding the beneficial ownership of Class A Stock or Class B Stock by each person who is known to be the beneficial owner of more than 5% of the Class A Stock or Class B Stock. Except as otherwise noted below, the address of each person or entity listed in the tables is c/o Constellation Brands, Inc., 370 Woodcliff Drive, Suite 300, Fairport, New York 14450.

Class A Stock

	Shares with Power to Vote or Dispose		Total Shares		Percent of Class
Name and Address of Beneficial Owner	Sole	Shared	Class A Only	If Class B Converted	Class A Only	If Class B Converted
Richard Sands	2,213,456(1)	609,233(2)	2,822,689	18,241,065	1.5%	8.7%
Robert Sands	2,284,531(3)	609,233(4)	2,893,764	18,306,500	1.5%	8.8%
Trust for the benefit of Andrew Stern, M.D. under the will of Laurie Sands	—	472,376(5)	472,376	7,135,088	0.2%	3.6%
CWC Partnership-I (6)	—	472,376(6)	472,376	6,571,456	0.2%	3.3%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934 (7)	—	5,107,220(7)	5,107,220	27,778,188	2.6%	12.8%
FMR Corp. 82 Devonshire Street Boston, MA 02109 (8)	(8)	(8)	14,838,207(8)	N/A	7.7%	N/A
UBS AG Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland (9)	(9)	(9)	25,132,283(9)	N/A	13.1%	N/A

Class B Stock

Name and Address of Beneficial Owner	Shares with Power to Vote or Dispose		Total Shares	Percent of Class B
	Sole	Shared
Richard Sands	7,258,232(1)	8,160,144(2)	15,418,376	64.8%
Robert Sands	7,252,592(3)	8,160,144(4)	15,412,736	64.7%
Trust for the benefit of Andrew Stern, M.D. under the will of Laurie Sands	—	6,662,712(5)	6,662,712	28.0%
CWC Partnership-I (6)	—	6,099,080(6)	6,099,080	25.6%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934 (7)	—	22,670,968(7)	22,670,968	95.2%

(1)	The reported shares of Class A Stock include 1,476,150 shares that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after October 15, 2007. The reported shares of Class B Stock include 3,906,166 shares held by family trusts of which Richard Sands is the sole trustee. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise.

(2)	The reported shares are held by various family partnerships, family trusts and a foundation where, in most cases, Richard Sands serves as a partner, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands and the stockholders group described in footnote (7), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (5) are included in the reported shares. Amounts reflected in the tables above do not include: (i) 29,120 shares of Class A Stock owned by Mr. Sands’ spouse, individually and as custodian for their children, or (ii) any direct or indirect remainder interest Mr. Sands has in 2,881,148 shares of Class A Stock held by Marilyn Sands under a life estate. Mr. Sands disclaims beneficial ownership of such shares.

(3)	The reported shares of Class A Stock include (i) 1,261,700 shares that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after October 15, 2007 and (ii) 154,728 shares held by family limited liability companies of which Robert Sands is the general manager. The reported shares of Class B Stock include 3,906,166 shares held by family trusts of which Robert Sands is the sole trustee. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise.

(4)	The reported shares are held by various family partnerships, family trusts and a foundation where, in most cases, Robert Sands serves as a partner, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands and the stockholders group described in footnote (7), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (5) are included in the reported shares. Amounts reflected in the tables above do not include: (i) 28,792 shares of Class A Stock owned by Mr. Sands’ spouse or (ii) any direct or indirect remainder interest Mr. Sands has in 2,866,672 shares of Class A Stock held by Marilyn Sands under a life estate. Mr. Sands disclaims beneficial ownership of such shares.

(5)	The reported shares are directly or indirectly held by various family partnerships in which the trust is a partner. The reporting of these shares as beneficially owned by the trust shall not be construed as an admission that the trust is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands, Robert Sands and the stockholders group described in footnote (7), and the shares reported as beneficially owned by CWC Partnership-I are included in the reported shares. Amounts reflected in the tables above do not include the indirect remainder interest the trust has in 1,447,812 shares of Class A Stock held by Marilyn Sands under a life estate. The trust disclaims beneficial ownership of such shares.

(6)	CWC Partnership-I is a New York general partnership of which Richard Sands and Robert Sands are managing partners. The reported shares include 768 shares of Class A Stock and 667,368 shares of Class B Stock owned by a partnership in which CWC Partnership-I is a partner. The reporting of such shares as beneficially owned by CWC Partnership-I shall not be construed as an admission that CWC Partnership-I is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands, Robert Sands, the trust described in footnote (5) and the stockholders group described in footnote (7).

(7)	The stockholders group, as reported, consists of Richard Sands, Robert Sands, CWC Partnership-I and another family partnership. The reporting of shares as beneficially owned by the stockholders group shall not be construed as an admission that an agreement to act in concert exists or that the stockholders group is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The shares reported as beneficially owned by Richard Sands, Robert Sands, CWC Partnership-I, and the trust described in footnote (5) are included in the shares reported as beneficially owned by the stockholders group. Of the shares reported as beneficially owned by the stockholders group, 705,532 shares of Class A Stock and 8,347,385 shares of Class B Stock have been pledged under credit facilities with a financial institution as collateral for loans made to persons or entities included in the stockholders group and certain other entities related to the Sands family. Another 501,700 shares of Class A Stock have been pledged under a credit facility with a different financial institution as collateral for loans (including advances made with respect to letters of credit) to Richard Sands. In the event of noncompliance with certain covenants under the credit facilities, the financial institutions have the right to sell the pledged shares subject to certain protections afforded to the borrowers and pledgors. The number of shares described as being pledged in the preceding discussion does not include 4,300,008 shares of Class A Stock held by Marilyn Sands under a life estate that have been pledged to the financial institution making loans to Richard Sands as collateral for such loans.

(8)	Information concerning FMR Corp. presented in the table is based solely on the information reported in Amendment No. 5 to the Schedule 13G of FMR Corp. dated February 14, 2007. The number of shares equals the number of shares of Class A Stock reported to be beneficially owned by FMR Corp. and Edward C. Johnson 3d. The Schedule 13G amendment indicates that each of FMR Corp. and Mr. Johnson, through control over various entities, has sole dispositive power with respect to all 14,838,207 shares. The Schedule 13G amendment further indicates that FMR Corp. has sole voting power with respect to 171,817 of these shares; however, such amendment is internally inconsistent as to the number of shares with respect to which Mr. Johnson has sole voting power.

(9)

Information concerning UBS AG presented in the table is based solely on the information reported in an amendment to the Schedule 13G of UBS AG dated April 30, 2007. The number of shares equals the number of shares of

Class A Stock reported to be beneficially owned by UBS AG for the benefit and on behalf of the UBS Global Asset Management business group of UBS AG (collectively, “UBS”). The Schedule 13G amendment indicates that of the 25,132,283 shares of Class A Stock beneficially owned by UBS, UBS has sole voting power with respect to 23,328,487 shares and shared dispositive power with respect to 25,132,283 shares.

Beneficial Security Ownership of Directors and Executive Officers

The Board has established targets for the minimum amounts of our common stock that our non-management directors and executive officers should beneficially own. These targets for stock ownership consider the length of a director’s tenure on the Board or an executive officer’s tenure as an executive officer. Individuals have five years in which to reach their targets. Ownership targets can be satisfied through the beneficial ownership of Class A Stock or Class B Stock, vested stock options, and/or Class A Stock underlying Constellation CDIs.

The target for non-management directors is the beneficial ownership of two times the annual retainer fee paid to them. The target for executive officers is based on each officer’s position in the organization and is a multiple of annual base salary. The Chairman of the Board and the President and Chief Executive Officer each has a stock ownership target of four (4) times his annual base salary. Each of the other executive officers has a stock ownership target of two (2) times his annual base salary. As of October 15, 2007, each of our non-management directors and each of our executive officers had either met his or her respective target or was within the five-year window for doing so.

The following table sets forth, as of October 15, 2007, the beneficial ownership of Class A Stock and Class B Stock by our directors, the named executive officers (as defined under the caption “EXECUTIVE COMPENSATION—Compensation Tables and Related Information” below), and all of our directors and executive officers as a group. The table does not include shares of Class A Stock that are issuable upon the conversion of Class B Stock, although such information is provided in footnotes where applicable. Unless otherwise noted, the individuals listed in the table have sole voting and dispositive power with respect to the shares attributed to them.

	Class A Stock				Class B Stock
	Shares Beneficially Owned			Percent of Class Beneficially Owned	Shares Beneficially Owned	Percent of Class Beneficially Owned
Name of Beneficial Owner	Outstanding Shares	Shares Acquirable within 60 days (1)	Total Shares
Richard Sands	1,346,539(2)	1,476,150	2,822,689	1.5%(2)	15,418,376(2)	64.8%
Robert Sands	1,632,064(2)	1,261,700	2,893,764	1.5%(2)	15,412,736(2)	64.7%
Alexander L. Berk	56,594	407,975	464,569	*	—	*
Thomas S. Summer	24,011(3)	291,400	315,411	*	—	*
Thomas J. Mullin	14,698	486,750	501,448	*	—	*
Barry A. Fromberg	7,945	3,737	11,682	*	—	*
Jeananne K. Hauswald	10,367	43,563	53,930	*	—	*
James A. Locke III	23,191	61,563	84,754	* (4)	264	*
Thomas C. McDermott	14,799	68,563	83,362	*	—	*
Paul L. Smith	9,375	9,049	18,424	*	—	*
Peter H. Soderberg	2,451	1,120	3,571	*	—	*
Mark Zupan	1,331	0	1,331	*	—	*
All Executive Officers and Directors as a Group (16 persons) (5)	2,598,385	5,204,620	7,803,005	4.0%(5)	22,671,232	95.2%

*	Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1)	Reflects the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after October 15, 2007.

(2)	Includes shares in which the named individual shares voting or dispositive power. See tables and footnotes under the caption “Beneficial Security Ownership of More Than 5% of the Company’s Common Stock” for information with respect to such matters and for the number and percentage of shares of Class A Stock that would be beneficially owned assuming the conversion of Class B Stock into Class A Stock. Of the number of shares reported, 609,233 shares of Class A Stock and 8,160,144 shares of Class B Stock are included in the numbers reported by both Richard Sands and Robert Sands. Of the shares reported as beneficially owned by Richard Sands, 762,492 shares of Class A Stock and 7,800,495 shares of Class B Stock have been pledged, and of the shares reported as being beneficially owned by Robert Sands, 797,876 shares of Class A Stock and 5,537,154 shares of Class B Stock have been pledged. Of the shares described as being pledged in the preceding sentence, 353,136 shares of Class A Stock and 4,990,264 shares of Class B Stock are included in the shares reported as beneficially owned by both Richard Sands and Robert Sands.

(3)	Mr. Summer shares the power to vote and dispose of 19,842 shares with his spouse.

(4)	Assuming the conversion of Mr. Locke’s 264 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 85,018 shares of Class A Stock, representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(5)	This group consists of our executive officers and directors as of October 15, 2007. Therefore, Mr. Summer, a former executive officer, is not included in this group. Assuming the conversion into Class A Stock of a total of 22,671,232 shares of Class B Stock beneficially owned by the executive officers and directors as of October 15, 2007 as a group, this group would beneficially own 30,474,237 shares of Class A Stock, representing 13.9% of the outstanding Class A Stock after such conversion.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy and Objectives

As a leading international producer and marketer of beverage alcohol with a broad portfolio of brands across the wine, spirits and imported beer categories, we operate in a highly competitive and complex business environment on a global basis. The ability to attract, motivate and retain employees throughout the organization is critical to our long-term success in this environment. Accordingly, the objective of our executive compensation program is to attract, motivate and retain key executives by providing a compensation package that is competitive with the pay practices of other companies of comparable size, status, and industry.

As discussed in detail below, our executive compensation program consists of both fixed compensation (in the form of base salary) and variable compensation (in the form of cash bonus payments and equity awards). We have designed the elements of executive compensation to operate together in a manner that seeks to reward our executives for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward long-term stockholder value.

Our fiscal year ends on the last day of February of each calendar year. Throughout this discussion, fiscal years are referred to by the calendar year in which that fiscal year ends. Accordingly, the fiscal year ending February 28, 2007 is referred to in this discussion as “fiscal 2007.”

How Executive Compensation is Established

The Human Resources Committee of the Board of Directors discharges the Board’s responsibilities relating to the compensation of executives, including the annual review and approval of executive officer compensation. Management personnel within our Human Resources Department support the Committee in its work. Executive officers, including the Chairman of the Board, the President and Chief Executive Officer, and the Executive Vice President and Chief Administrative Officer, may make recommendations or provide information to, or answer questions from, the Human Resources Committee as the Committee fulfills its responsibilities regarding executive compensation. In addition, the Committee has engaged Mercer Human Resource Consulting, Inc. to assist the Committee in its review and analysis of executive compensation data and to advise the Committee on matters relating to executive officer compensation. In addition to those services, Mercer is one of the companies that we use as consultants for other human resource matters that arise from time to time, and a company affiliated with Mercer provides administration and recordkeeping services to our 401(k) and Profit Sharing Plan and similar services for certain of our benefit arrangements outside of the United States.

In making its compensation decisions for executive officers, the Human Resources Committee compares elements of compensation against a specific peer group of high-performing companies that we believe to be comparable in terms of business type, financial metrics (such as gross sales, net income or market capitalization) and performance. We periodically review and revise the composition of the peer group with the assistance of Mercer. The peer group used in setting the fiscal

2007 executive officer compensation amounts described in this Proxy Statement and used subsequently in April 2007 to set new base salaries and equity grants for fiscal 2008 consisted of the following companies:

• Anheuser-Busch Companies, Inc.	• Avon Products, Inc.
• Brown-Forman Corporation	• Dean Foods Company
• Fortune Brands, Inc.	• General Mills, Inc.
• Hormel Foods Corporation	• Molson Coors Brewing Company
• The Pepsi Bottling Group, Inc.	• PepsiAmericas, Inc.
• Smithfield Foods, Inc.	• Starbucks Corporation
• Wm. Wrigley Jr. Company

In addition to its review of peer group executive compensation levels, the Committee also considers general executive compensation survey data provided by Mercer.

As discussed in more detail below, the Human Resources Committee generally reviews, adjusts and makes awards under the executive compensation program on an annual basis at a regularly scheduled meeting of the Committee, usually in early April. At that time, the Committee considers Company and individual performance, executive compensation information and benchmarking materials from Mercer, and compensation and benefit recommendations from management. Starting in April 2007, as part of this annual review process, the Committee also reviews a tally sheet setting forth and comparing current and proposed base salaries, cash bonuses, equity incentives, and perquisites. Compensation decisions may be made at other times of the year in the case of promotions, changes in responsibilities or new hires, such as when the Board appointed Robert Sands to the position of President and Chief Executive Officer effective on July 26, 2007.

The Human Resources Committee generally attempts to maintain an executive officer compensation program that will result in executive officers’ cash compensation approximating the midpoint of that provided by peer group companies. In determining long-term incentive grants, the Committee considers historical awards and the value realizable by executive officers from those awards as well as peer group and general survey group data. Due to the historical performance of our stock, the Committee has generally set long-term incentive awards which are below peer group median levels and which approximate general survey median levels. Overall, the combined cash compensation and long-term components of our executive officer compensation program approximate the 25th percentile of the peer group and the median of the general survey group. This design requires that, for our executive officers to achieve the median level of total compensation for the peer group, our common stock must perform better than that of our peer group.

Since the Committee desires to keep a significant portion of our executive officers’ compensation at risk and based on performance and also desires to significantly align our executive officers’ interests with the interests of our stockholders, a significant percentage of annual compensation is allocated to incentive compensation in the form of annual cash bonus payments and equity grants. The Committee, however, does not have a policy regarding the specific allocation of compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or regarding the allocation of different forms of non-cash compensation. Rather, the Committee determines the allocation based on its analysis of the various individual components of the compensation program.

Elements of Compensation

For fiscal 2007, the elements of executive officer compensation consisted of the following:

•	base salary;
•	annual cash bonus awards;
•	long-term equity-based incentive awards; and
•	perquisites and other benefits.

Base Salary

We set base salary for our executive officers to provide current compensation for the day-to-day services the executive officers provide during the fiscal year, taking into account their individual roles and responsibilities as well as their respective experience and abilities. The fundamental objective in setting base salary levels for our executive officers, as with all components of executive compensation, is to pay competitive rates to attract, motivate and retain high-quality, competent executives.

We generally seek to pay our executive officers cash compensation at the 50th percentile of similarly situated executives in the peer group, but an individual executive officer’s salary may fall above or below the median. For example, based on the Committee’s assessment of his responsibilities, prior to his appointment as President and Chief Executive Officer Robert Sands received a base salary that exceeded the median salary of similarly situated executives in the peer group.

The Committee considers base salary adjustments on an annual basis as part of its comprehensive review of executive compensation matters, usually in early April. The Human Resources Committee may approve off-cycle base salary adjustments in the event of a new hire, mid-year promotion or other significant change in responsibilities. No named executive officer received such an off-cycle salary adjustment during fiscal 2007. During fiscal 2008, Robert Sands received an off-cycle salary adjustment upon his appointment as President and Chief Executive Officer in July 2007. Fiscal 2007 salaries for our named executive officers appear in the Summary Compensation Table.

Annual Cash Bonus Awards

In addition to their base salaries, our executive officers, like other eligible members of management, have the opportunity to earn annual cash bonuses. The Human Resources Committee views annual bonuses as an integral element of the entire compensation package. Our Annual Management Incentive Plan serves as the primary mechanism for granting such annual bonuses. The Human Resources Committee administers this plan for executive officers in order to accomplish the following objectives:

•	to motivate and provide a concrete incentive to executive officers to achieve certain specific business initiatives and specified financial performance goals;
•	to support our annual planning, budget and strategic planning process;
•	to provide compensation opportunities which are competitive with those of other beverage alcohol or industry-related companies in order to attract and retain key executives; and
•	to control overhead by designing a portion of annual compensation as a variable rather than a fixed expense.

The Human Resources Committee meets annually within 90 days of the most recently-concluded fiscal year to approve a specific program for executive officers under the Annual Management Incentive Plan for the new year and to evaluate performance and certify and approve awards for the recently-concluded year. Payouts for executive officers under the Annual Management Incentive Plan depend on three variables:

•	the executive officer’s management position at the Company;
•	the executive officer’s salary; and
•	Company performance for the year with respect to certain specified financial performance goals we have established to allow us to pursue our business aims and initiatives.

Specifically, the Human Resources Committee establishes individual bonus targets (based on a percentage of each executive officer’s salary) depending on the executive’s position and responsibilities with us. The Committee establishes these target award opportunities based on the following principles:

•

Competitiveness with the market – We generally position target opportunities near the median of the peer group. Positioning target opportunities near the peer group median underscores the Committee’s compensation strategy that compensation levels should approximate peer group median levels when performance meets expectations and that pay should exceed peer group median levels when performance exceeds expectations.

•

Placement of an appropriate amount of pay at risk – We place more pay at risk for our more senior executives, such as our executive officers, and provide comparably positioned executives with comparable award opportunities.

For fiscal 2007 the Committee used peer group data to generally benchmark each named executive officer’s bonus targets between the 25th percentile and median of the peer group based on actual peer group payouts and at median relative to the general survey group based on actual survey group payouts. The Committee established the following Annual Management Incentive Plan bonus targets for named executive officers in terms of a percentage of base salary:

Name	Threshold	Target	Maximum
Richard Sands	30%	120%	240%
Robert Sands	30%	120%	240%
Alexander L. Berk	17.5%	70%	140%
Thomas S. Summer	17.5%	70%	140%
Thomas J. Mullin	17.5%	70%	140%

The Committee also establishes the performance measures on which payouts are based. The Committee may use one or more measures from a list of objective performance measures set forth in the plan. The Committee chooses measures that it believes will provide an appropriate link between the level of Company performance for a given year and the corresponding payout under the plan. To provide continuing incentives throughout the year and to minimize the risk of unanticipated outcomes, the Committee provides for a range of performance from a threshold level to a maximum level, as well as a target level of performance. Under normal circumstances, the threshold levels should be achievable, the target levels should be challenging, and maximum levels should be reserved for exceptional performance. We have paid bonuses to our executive officers under our Annual Management Incentive Plan in each of the five years prior to fiscal 2007.

Consistent with its recent practice, for fiscal 2007 the Committee determined that awards under the Annual Management Incentive Plan for each executive officer were to be based exclusively on operating income. For each named executive officer other than Mr. Berk, the targets were based solely on the operating income of the Company on a consolidated basis. Since Mr. Berk’s responsibilities relate primarily to our beers and spirits businesses, his targets were based upon a combination of our consolidated operating income and the operating income for our beers and spirits businesses. The specific operating income targets the Committee established for fiscal 2007 were based upon desired growth rates in our earnings as recommended by our management and agreed upon in collaboration with the Board of Directors.

The Human Resources Committee met in April 2007 to review performance under the Annual Management Incentive Plan, including the executive officer program thereunder, and to consider payouts to participants. Our overall operating income for fiscal 2007 exceeded the established operating income targets under the fiscal 2007 executive officer program. However, as required under the terms of the program, we made downward adjustments to these operating income results prior to determining payments. Specifically, the plan requires us to automatically adjust for acquisitions and other events that occur during the year. This adjusted performance did not meet or exceed the threshold operating income targets under the executive officer program for the entire company on a consolidated basis due primarily to market conditions in Australia and the United Kingdom. Consequently, we made no payment under the Annual Management Incentive Plan for fiscal 2007 to those executive officers whose pre-established performance metrics were based solely on our performance on a consolidated basis. As operating income of our beers and spirits businesses exceeded target levels of achievement under the plan even after giving effect to the downward adjustments that were made to reflect transactions, the Committee certified an award to Mr. Berk at approximately 90% of his salary. This amount appears in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Also in April 2007 the Committee approved amendments to the Annual Management Incentive Plan to (i) expand the list of potential performance measures from which the Committee can select under the plan, (ii) increase the maximum award that we can issue under the plan, and (iii) clarify certain other provisions and definitions used in the plan. Our stockholders approved these amendments on July 26, 2007. In addition, the Human Resources Committee established the parameters of the executive officer program under the Annual Management Incentive Plan for fiscal 2008. While the bonus opportunity percentages remain unchanged for the named executive officers, the Committee decided to base fiscal 2008 awards on the basis of free cash flow as well as earnings before interest and taxes.

In addition to any payments under the Annual Management Incentive Plan, we have discretion to pay bonuses to our executives outside of that plan, including to our executive officers. Such payments might be paid to executives, for example, after the closing of a significant acquisition or other transaction. In April 2007 the Committee determined it equitable and appropriate to award such a cash bonus for fiscal 2007 to each executive officer. The Committee awarded these bonus payments in recognition of the dedication and significant efforts on the part of management, including the executive officers, to fulfill our initiatives throughout the fiscal year, including business integration of the assets acquired through the acquisition of Vincor International Inc., the expansion of the Company’s premium spirits business within the United States, and the geographic expansion of the Company’s wine business in the U.S., Canada, Europe, Australia, and New Zealand. After review, the Committee decided to award these cash bonuses based on a percentage of each executive officer’s salary and set the named executive officer awards at 42% of salary for Richard Sands and Robert Sands, 24.5% of salary for Messrs. Summer and Mullin and, given his less direct involvement in certain of these activities, 4.9% of salary for Mr. Berk. In making its decision, the Committee took into consideration the requirements of Section 162(m) of the Code regarding the availability of tax deductions with respect to performance-based compensation and recognized that at least part of these bonuses paid to Richard Sands and Robert Sands would not qualify for a tax deduction by the Company. These bonuses paid to the named executive officers for fiscal 2007 appear in the Summary Compensation Table under the “Bonus” column.

Long-Term Incentive Awards

Fiscal 2007 Executive Officer Awards

The Human Resources Committee (as well as the full Board of Directors) has the flexibility to award executive officers non-qualified stock options, restricted stock, stock appreciation rights, and other stock-based awards under our Long-Term Stock Incentive Plan. Until June 2007 the Committee (as well as the full Board of Directors) also had the ability to award the executive officers incentive stock options under our Incentive Stock Option Plan. The use of equity-based awards, together with the ownership guidelines described below, directly ties the executives’ interests to the value and appreciation of our Class A Stock. These awards also assist in the retention of executives as they vest over a period of employment with us, usually one-quarter per year over four years. The Committee generally considers granting stock-based awards as part of its annual review of executive compensation, usually in early April, and also in connection with significant business activities, such as acquisitions, or events, such as new hires.

At its April 2006 meeting the Human Resources Committee determined it was important to retain stock options as a significant element of annual compensation and awarded non-qualified options to all executive officers. The Committee set the awards based on a formula that took into account the executives’ positions and salaries so that more senior executives received a greater portion of their compensation through these long-term incentives. In structuring these annual awards, the Committee considered the competitiveness of grants by reviewing the financial statement expense of grants at peer group companies as a percentage of salary. Consistent with its recent practice, the Committee also took into account the historical performance of our stock and set annual long-term incentive awards below the peer group median level. Specifically, the Committee approved grants which approximated the 25th percentile of peer group awards and fell between the 25th percentile and median of general survey group awards.

At its April 2006 meeting the Human Resources Committee also awarded special options to each of the named executive officers and certain other executives that would not vest unless the Vincor International Inc. acquisition concluded within a specific timeframe. As the transaction did close within the required timeframe, these additional options will vest one-quarter each year from the date of grant, which is the same vesting schedule as for the other fiscal 2007 stock option grants.

In April 2007 the Committee awarded an annual stock option grant for fiscal 2008 to our executive officers in a similar manner as well as special grants in recognition of the closing of certain business transactions. In addition, the Committee approved amendments to the Long-Term Stock Incentive Plan. These amendments, which were approved by our stockholders in July 2007, included an increase in the total number of shares available for grant under the plan and the number of awards that we may grant to an individual participant in any year. After this stockholder approval in July 2007, the Committee granted to Richard Sands and Robert Sands options so that, after aggregating this additional grant with the annual grant the Committee awarded in April 2007, each officer would receive an amount consistent with what the April 2007 grant would have been if the previous limit on annual awards to an individual participant had not applied.

Equity Award Granting Practices

The Human Resources Committee grants annual option and other equity awards to executive officers at the regularly scheduled meeting at which it considers annual compensation-related actions and awards. This usually occurs in early April. The Committee generally grants new employee awards, awards, associated with promotions, and awards associated with merger and acquisition activity at a regularly scheduled meeting of the Committee, which may or may not be one at which other compensation-related decisions are made. We used this practice, for example, for the grant of options to Richard Sands and Robert Sands in July 2007. Under certain circumstances, the Committee may take action by written consent or the Board of Directors may approve an award. In addition, the Human Resources Committee has delegated to our Chief Human Resources Officer limited authority to grant stock option awards provided that (i) the recipient is no higher than the level of Vice President, (ii) any such award may not be for more than 5,000 shares of our Class A Stock, and (iii) the number of shares and the terms and conditions for such grants shall be consistent with the past practices of the Human Resources Committee. The Chief Human Resources Officer granted one stock option award under this authority in fiscal 2007. All stock option awards under our Incentive Stock Option Plan or our Long-Term Stock Incentive Plan are priced as of the closing price of our Class A Stock on the date of grant.

The Board of Directors approves equity grants to the directors pursuant to our director compensation policy as described more fully below under the heading “Director Compensation.” The Board generally approves these annual grants to directors at the Board meeting immediately following the Annual Meeting of Stockholders. As directors serve annual terms, such grants are intended to coincide with the beginning of the term of office. For example, the Board approved fiscal 2007 equity awards for directors on July 27, 2006 following the Annual Meeting of Stockholders held earlier that day. Similarly, the Board approved fiscal 2008 equity awards for directors on July 26, 2007. The Board may also grant equity awards upon the appointment of a new member of the Board as was done at the time of the appointments to the Board of Barry A. Fromberg in April 2006, Peter H. Soderberg in April 2007, and Mark Zupan in October 2007.

We do not backdate equity grants and do not time grants of equity so that they are intentionally made prior to the announcement of favorable information or subsequent to the announcement of unfavorable information.

Stock Ownership Guidelines

In order to further align the interests of our executive officers with the long-term interests of our stockholders, the Board has established targets for the minimum amounts of our common stock that our executive officers should beneficially own. In establishing these targets for stock ownership, we consider the length of an executive officer’s tenure as an executive officer. Individuals have five years in which to reach their targets. Ownership targets can be satisfied by the beneficial ownership of Class A Stock or Class B Stock, vested stock options, and/or Class A Stock underlying Constellation

CHESS Depositary Interests as described above under the heading “Voting Securities.” The applicable targets for our executive officers are as follows:

Individual	Applicable Ownership Guideline
Chairman of the Board	4 times base salary
President and Chief Executive Officer	4 times base salary
Other Executive Officers	2 times base salary

As of October 15, 2007, each of our executive officers had either met his respective target or was within the five-year window for doing so.

Other Benefits

Savings Plans and Health and Welfare Benefits

As with all employees, we offer our executive officers the following retirement savings opportunities and health and welfare benefits in order to help provide a reasonable level of support during and after employment with us and to attract, maintain, and motivate employees with a competitive benefits package:

•

Executive officers who are resident in the United States are eligible to participate in our 401(k) and Profit Sharing Plan on the same terms as other eligible employees. Each year, eligible employees may elect to contribute on a before-tax basis into their plan accounts up to 50% of their annual salary, but not in excess of the annual limit set by the IRS. We provide a 50% match on the first 6% of salary as well as a 3% annual contribution. In addition, at the conclusion of each fiscal year, the Human Resources Committee analyzes our performance as well as that of our businesses and has discretion to recommend to the Board of Directors that it award a supplemental profit sharing contribution, which is typically between 1% and 7% of eligible wages.

•

Executive officers who are resident in the United States also are eligible to participate in our 2005 Supplemental Executive Retirement Plan, which is a non-qualified retirement savings plan designed to provide participants with the benefit of the Company’s 3% annual contributions and profit sharing contributions that could not be made pursuant to the 401(k) and Profit Sharing Plan due to limitations prescribed by the IRS. Further detail concerning this plan is provided below under the heading “Nonqualified Deferred Compensation.”

•

Executive officers are generally eligible to participate on the same terms as other eligible employees in our 1989 Employee Stock Purchase Plan, an Internal Revenue Code Section 423 plan that allows employees to purchase shares of Class A Stock at a discount through salary deductions. Due to their levels of stock ownership in the Company, neither Richard Sands nor Robert Sands is eligible to participate in this plan.

•

The executive officers also receive customary employee benefits, such as our health insurance program, long-term and short-term disability insurance programs, paid time off (vacation/sick leave) and life insurance programs, in the same manner as other employees.

Severance Benefits

Neither Richard Sands nor Robert Sands has an employment or severance agreement.

Thomas S. Summer has an agreement with us regarding his retirement in May 2007. We entered into this agreement to maintain Mr. Summer’s services and help ensure a smooth transition of Mr. Summer’s duties to his successor.

Alexander L. Berk has an employment agreement with Barton Incorporated, a wholly-owned subsidiary of the Company, which originally predates our acquisition of that entity and provides for certain severance benefits. We believe the current agreement with Mr. Berk to be competitive and important in retaining Mr. Berk’s services.

We entered into an employment letter with Thomas J. Mullin in connection with his agreement to join the Company. We believe this agreement is competitive and was essential to gaining the services of Mr. Mullin.

More specific information concerning benefits and amounts payable to named executive officers in the event of a severance or change in control event are described below under the heading “Employment Agreements and Potential Payments Upon Termination or Change-in-Control.”

Perquisites

We provide executive officers with perquisites and other personal benefits that we believe to be fair, reasonable and competitive with those offered by comparable companies to their officers. The Human Resources Committee believes these benefits further its objective of attracting, motivating and retaining key executive talent and assist executive officers in dedicating the appropriate amount of time and attention to business initiatives.

We provide the following benefits to our named executive officers, which are quantified in the Summary Compensation Table for fiscal 2007 (except as noted below or in the table):

•	Automobile allowance – We provide a designated leased vehicle or monthly allowance to executive officers. We believe this is competitive with benefits provided to executives at comparable companies.
•

Personal use of the corporate aircraft when not needed for business purposes – The Company monitors the personal use of corporate aircraft and believes this use is reasonable, enables executive officers to devote maximum time and attention to our business, and enhances their availability and security while away from our offices. Executives pay all personal income taxes that are attributable to their personal use of the aircraft.

•

Complimentary product allowance – We provide a product allowance to executive officers as well as directors and certain other employees and believe that the product allowances enhance product knowledge and appreciation.

•

Matching contribution program whereby certain employees, including the executive officers, can direct a portion of our charitable contributions (not in excess of $5,000) in connection with their respective voluntary contributions to the Constellation Brands, Inc. Political Action Committee – As we make these donations directly to the charity in our name in an amount equal to the donations made by the executives to the political action committee, this benefit does not represent compensation to named executive officers and is not reflected in the Summary Compensation Table. We believe, however, that charitable contributions are a worthy and important corporate activity, and we believe this program helps promote this charitable spirit in our officer ranks and furthers our connection with the communities in which we operate.

•

Expanded annual physical health review on a voluntary basis – We believe we benefit from offering an annual comprehensive health physical by encouraging our executive officers to protect their health while enabling them to devote maximum time and effort to business matters.

•	Club membership for Mr. Berk – We believe this benefit is competitive with benefits offered to similarly situated executives at comparable companies.

Accounting Considerations

Accounting for Stock-Based Compensation

Effective March 1, 2006, we adopted Statement of Financial Accounting Standards No. 123(R) requiring that we recognize in our financial statements the cost resulting from all share-based payment transactions such as stock options. As with any significant change in accounting requirements, we and our Board of Directors have considered and continue to monitor the impact of this new standard. At this time, we continue to believe that equity-based executive compensation, including stock options, serves an important role in our executive compensation program design, and we have not significantly altered our compensation philosophy or award mix in light of this new accounting standard.

Tax Deductibility of Compensation

Section 162(m) of the Code provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and four other most highly paid executive officers may not be deductible by that company unless it qualifies as performance-based compensation. The Human Resources Committee recognizes the benefits of structuring executive compensation so that Section 162(m) does not limit our tax deductions for such compensation, and our Long-Term Stock Incentive Plan, Incentive Stock Option Plan and Annual Management Incentive Plan have been designed so that the Human Resources Committee may award performance-based compensation that is not subject to the limits imposed by Section 162(m). Under certain circumstances, including those discussed in this Compensation Discussion and Analysis under the heading “Annual Cash Bonus Awards” regarding cash bonus awards for fiscal 2007, the Human Resources Committee may decide to award executive compensation in an amount and form that is not deductible under Section 162(m).

Compensation Tables and Related Information

The following table sets forth the compensation paid or accrued by the Company for the fiscal year ended February 28, 2007 (“fiscal 2007”) for services rendered in all capacities, by the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers during fiscal 2007 (the “named executive officers”).

Summary Compensation Table for Fiscal 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Richard Sands, Chairman of the Board (4)	2007	1,040,000	436,348	—	556,742	—	—	339,984	2,373,074
Robert Sands, President and Chief Executive Officer (5)	2007	852,800	357,805	—	473,746	—	—	288,875	1,973,226
Alexander L. Berk, Chief Executive Officer, Constellation Beers & Spirits (6)	2007	608,159	29,800	—	193,665	548,316	—	65,883	1,445,823
Thomas S. Summer, Former Executive Vice President and Chief Financial Officer (7)	2007	487,675	119,175	—	247,228	—	—	40,157	894,235
Thomas J. Mullin, Executive Vice President and General Counsel	2007	444,782	108,767	—	233,931	—	—	37,967	825,447

(1)	These amounts represent the dollar amount recognized for financial statement reporting purposes for fiscal 2007 for the fair value of all stock options granted in and (except for Mr. Berk) prior to fiscal 2007 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123(R)”) using the Black-Scholes option-pricing model with the assumptions described in Note 15 of the Company’s financial statements included in the Annual Report on Form 10-K for the year ended February 28, 2007, except that the amounts shown exclude the impact of estimated forfeitures related to service-based vesting terms. See the Grants of Plan-Based Awards Table for information on awards made during fiscal 2007. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(2)	This amount represents a payment made in April 2007 under the fiscal 2007 program for executive officers under the Company’s Annual Management Incentive Plan.

(3)	The amounts set forth in this column include (i) Company matching contributions under the 401(k) and Profit Sharing Plan earned in fiscal 2007, (ii) Company 3% annual contributions and supplemental profit sharing contributions under the 401(k) and Profit Sharing Plan earned in fiscal 2007, (iii) Company contributions under the 2005 Supplemental Executive Retirement Program made during fiscal 2007 based upon fiscal 2006 performance, and (iv) perquisites and other personal benefits for fiscal 2007, as set forth below:

Name	401(k) and Profit Sharing Plan Matching Contributions ($)	401(k) and Profit Sharing Plan 3% Annual and Supplemental Profit Sharing Contributions ($)	2005 Supplemental Executive Retirement Plan Contributions ($)	Perquisites and Other Personal Benefits ($)	Total “All Other Compensation” ($)
Richard Sands	6,785	15,579	60,677	256,943	339,984
Robert Sands	6,705	15,579	46,805	219,786	288,875
Alexander L. Berk	6,717	15,961	30,056	13,149	65,883
Thomas S. Summer	6,814	15,579	17,764	—	40,157
Thomas J. Mullin	6,743	15,579	15,645	—	37,967

Perquisites and Other Personal Benefits include an automobile allowance, personal use of corporate aircraft, complimentary product allowance, an expanded annual physical, and a club membership. The amount of these benefits provided to Richard Sands included $247,812 for the personal use of corporate aircraft, $2,745 for his automobile allowance and $6,386 for his product allowance. The amount of these benefits provided to Robert Sands included $217,041 for the personal use of corporate aircraft as well as $2,745 for his automobile allowance. The amount of benefits to Mr. Berk consisted of $5,640 for his automobile allowance, $4,200 for a club membership, and $3,309 for his product allowance. The aggregate amount of these benefits provided to Messrs. Summer and Mullin was less than $10,000 each.

Values noted above for the personal use of corporate aircraft represent the aggregate incremental cost to the Company for such use. The aggregate incremental cost of personal use of the corporate aircraft includes (i) the cost of fuel (using aircraft-specific average consumption rates per hour and aircraft-specific average fuel costs), (ii) ordinary aircraft maintenance (using aircraft-specific average maintenance costs per hour) and (iii) specific trip-related expenses including crew hotel and meals, on-board catering, trip-related landing fees, hangar and parking costs, and similar costs. Since Company aircraft are used primarily for business travel, the methodology excludes fixed, capital and similar costs. In instances where family members or guests fly on Company aircraft as additional passengers on business flights with an executive, the aggregate incremental cost to the Company is de minimis in amount, and no amount is reflected in the table for these additional passengers.

(4)	Prior to July 26, 2007, including all of fiscal 2007, Mr. Richard Sands served as Chairman of the Board and Chief Executive Officer.

(5)	Prior to July 26, 2007, including all of fiscal 2007, Mr. Robert Sands served as President and Chief Operating Officer.

(6)	Mr. Berk is employed by Barton Incorporated, a wholly-owned subsidiary of the Company. Mr. Berk is also President and Chief Executive Officer of Barton Incorporated.

(7)	Mr. Summer retired from the position of Executive Vice President and Chief Financial Officer of the Company in May 2007 which was after the completion of fiscal 2007. Mr. Robert P. Ryder assumed the position of Executive Vice President and Chief Financial Officer of the Company at that same time.

Grants of Plan-Based Awards in Fiscal 2007

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($) (4)
Name		Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)
Richard Sands	N/A	312,000	1,248,000	2,000,000
	4/5/06				201,000(2)	$25.88	2,010,901
	4/5/06				30,000(3)	$25.88	300,135
Robert Sands	N/A	255,840	1,023,360	2,000,000
	4/5/06				164,800(2)	$25.88	1,648,739
	4/5/06				30,000(3)	$25.88	300,135
Alexander L. Berk	N/A	106,428	425,711	851,423
	4/5/06				82,300(2)	$25.88	823,369
Thomas S. Summer	N/A	85,343	341,376	682,745
	4/5/06				66,000(2)	$25.88	660,296
	4/5/06				30,000(3)	$25.88	300,135
Thomas J. Mullin	N/A	77,837	311,347	622,694
	4/5/06				60,200(2)	$25.88	602,270
	4/5/06				30,000(3)	$25.88	300,135

(1)	These columns show the potential payouts for fiscal 2007 under the Company’s Annual Management Incentive Plan if threshold, target or maximum performance was achieved under the plan. The performance goals and bonus targets for determining payouts are described under the caption “Annual Cash Bonus Awards” in the Compensation Discussion and Analysis. The actual payout under the plan for each named executive officer, if any, is set forth in the Summary Compensation Table under the Non-Equity Incentive Compensation Column.

(2)	This represents the number of options granted to the executive as part of the Human Resources Committee’s annual grant of options under the Company’s Long-Term Stock Incentive Plan. These options vest and become exercisable ratably in four equal installments beginning one year after the grant date. Further information concerning these awards can be found under the caption “Long-Term Incentive Awards” and subheading “Fiscal 2007 Executive Officer Awards” thereunder in the Compensation Discussion and Analysis.

(3)	This represents the number of options granted to the executive as part of the Human Resources Committee’s special grant of options under the Company’s Long-Term Stock Incentive Plan in connection with an acquisition. These options vest and become exercisable ratably in four equal installments beginning one year after the grant date. These options were subject to an additional vesting requirement that the acquisition close by December 31, 2006, which has been satisfied. Further information concerning these awards can be found under the caption “Long-Term Incentive Awards” and subheading “Fiscal 2007 Executive Officer Awards” thereunder in the Compensation Discussion and Analysis.

(4)	These amounts represent the full grant date fair value of these stock options granted in fiscal 2007. This represents the aggregate amount that the Company expects to expense for such option grant in accordance with SFAS 123(R) over the option’s vesting schedule. A discussion of the assumptions used in calculating these values may be found in Note 15 of the Company’s financial statements in the Annual Report on Form 10-K for the year ended February 28, 2007. These amounts reflect the Company’s aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards at February 28, 2007

None of the named executive officers had any stock awards outstanding as of February 28, 2007. The following table presents information concerning outstanding stock option awards to each of the named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date (2)
Richard Sands	137,600			5.1250	9/14/07
	132,800			6.4532	4/26/08
	122,400			6.5000	4/14/09
	8,800			7.1641	9/20/09
	176,800			6.4375	4/5/10
	126,400			8.8713	4/10/11
	200,000			10.2500	9/26/11
	152,200			11.7950	4/2/13
	45,000	15,000	(3)	11.7500	4/3/13
	242,800			16.6300	4/6/14
	40,000			23.0200	12/23/14
	156,200			27.2350	4/7/15
		201,000	(4)	25.8800	4/5/16
		30,000	(4)(5)	25.8800	4/5/16
Robert Sands	133,600			5.1250	9/14/07
	128,800			6.4532	4/26/08
	128,000			6.5000	4/14/09
	156,800			6.4375	4/5/10
	112,000			8.8713	4/10/11
	160,000			10.2500	9/26/11
	107,600			11.7950	4/2/13
	45,000	15,000	(3)	11.7500	4/3/13
	191,800			16.6300	4/6/14
	40,000			23.0200	12/23/14
	128,000			27.2350	4/7/15
		164,800	(4)	25.8800	4/5/16
		30,000	(4)(5)	25.8800	4/5/16
Alexander L. Berk	129,600			6.4375	4/5/10
	88,000			8.8713	4/10/11
	80,000			10.2500	9/26/11
	81,000			11.7950	4/2/13
	84,600			16.6300	4/6/14
	53,800			27.2350	4/7/15
		82,300	(4)	25.8800	4/5/16

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date (2)
Thomas S. Summer	63,000			11.7950	4/2/13
	45,000	15,000	(3)	11.7500	4/3/13
	63,800			16.6300	4/6/14
	40,000			23.0200	12/23/14
	40,600			27.2350	4/7/15
		66,000	(4)	25.8800	4/5/16
		30,000	(4)(5)	25.8800	4/5/16
Thomas J. Mullin	44,800			6.7500	6/20/10
	62,400			8.8713	4/10/11
	100,000			10.2500	9/26/11
	59,000			11.7950	4/2/13
	45,000	15,000	(3)	11.7500	4/3/13
	60,000			16.6300	4/6/14
	40,000			23.0200	12/23/14
	38,000			27.2350	4/7/15
		60,200	(4)	25.8800	4/5/16
		30,000	(4)(5)	25.8800	4/5/16

(1)	The exercise price of an option is the closing price for a share of Class A Stock on the grant date. Since October 12, 1999, Class A Stock has traded on the New York Stock Exchange. Between May 1992 and October 12, 1999, Class A Stock traded on the Nasdaq Stock Market.

(2)	All options set forth in the table have ten-year terms.

(3)	The vesting schedule for these grants is 25% per year at each of the first four anniversaries of April 3, 2003.

(4)	The vesting schedule for these grants is 25% per year at each of the first four anniversaries of April 5, 2006.

(5)	In addition to the normal four-year vesting schedule, the vesting of these awards was subject to a requirement that an acquisition occur by a specified date. This additional vesting requirement has been satisfied.

Option Exercises and Stock Vested in Fiscal 2007

None of the named executive officers had any stock awards vest in fiscal 2007. The following table presents information concerning stock option exercises by each of the named executive officers in fiscal 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Richard Sands	160,000	3,991,392
Robert Sands	160,000	3,991,392
Alexander L. Berk	115,680	2,176,925
Thomas S. Summer	100,000	1,458,820
Thomas J. Mullin	100,000	2,104,470

(1)	These amounts reflect the difference between the exercise price of the option and the market price of a share of Class A Stock at the time of exercise for all option exercises by a named executive officer in fiscal 2007.

Retirement Benefits

The Company maintains a defined contribution plan qualified under Section 401(a) of the Code, the Constellation Brands, Inc. 401(k) and Profit Sharing Plan, to make available tax-favored retirement savings to all eligible U.S. employees, including the named executive officers. Additional detail regarding this plan is included in the Compensation Discussion and Analysis under the heading “Savings Plans and Health and Welfare Benefits.”

Participants direct the investment of their accounts under the plan from an array of third-party managed investment options as selected by plan fiduciaries from time to time. All participants are 100% vested in their contributions, the 3% annual contributions and any earnings on these contributions. The Company’s matching contributions and supplemental profit sharing contributions, together with the earnings on those amounts, vest at the rate of 20% a year commencing on the first anniversary of the participant’s date of hire.

Based on its analysis of fiscal 2007 Company performance and, for employees of specific businesses within the Company, the performance of those specific businesses, the Human Resources Committee recommended and the Board of Directors awarded supplemental profit sharing contributions for fiscal 2007. Employees of the Company’s corporate group, including Richard Sands, Robert Sands, Thomas S. Summer, and Thomas J. Mullin, received a 4% supplemental profit sharing contribution. Employees of the Company’s beers and spirits businesses, including Alexander L. Berk, received a 4.17% supplemental profit sharing contribution. See footnote 3 to the Summary Compensation Table for additional information about Company contributions to the named executive officers.

Nonqualified Deferred Compensation

In addition to the Company’s 401(k) and Profit Sharing Plan, certain employees who reside in the United States, including each of the named executive officers, also are eligible to participate in the Company’s 2005 Supplemental Executive Retirement Plan, which is a non-qualified retirement savings plan designed to satisfy Section 409A of the Code. The 2005 Supplemental Executive Retirement Plan and its predecessor plan, the Supplemental Executive Retirement Plan (in which each named executive officer currently has a balance but to which no further contributions will be made), are designed to provide participants with the benefit of the Company’s 3% annual contributions and supplemental profit sharing contributions that could not be made to the 401(k) and Profit Sharing Plan due to limitations prescribed by the IRS.

Once a year participants may direct the investment of their accounts under the plans from an array of third-party managed investment options that is similar to those offered under the Company’s 401(k) and Profit Sharing Plan, as selected by the plan fiduciaries from time to time. Contributions to the 2005 Supplemental Executive Retirement Plan currently vest consistently with the vesting of the Company’s matching contributions and supplemental profit sharing contributions under the 401(k) and Profit Sharing Plan.

For each of fiscal 2006 and fiscal 2007, the Company contributed to the 2005 Supplemental Executive Retirement Plan on behalf of each participant, including the named executive officers, a sum equal to the amount of his respective 3% annual contribution and supplemental profit sharing contribution that he would have received on the portion of his salary that exceeded the applicable IRS limits. The Company pays these amounts shortly after approval by the Human Resources Committee at its April meeting. See footnote 3 to the Summary Compensation Table information about Company contributions to the accounts for named executive officers during fiscal 2007 and see the table below for additional information.

Named executive officers do not make contributions under the 2005 Supplemental Executive Retirement Plan, and there were no withdrawals by or distributions to any named executive officer during fiscal 2007 under that plan or its predecessor plan.

Name	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Balance at Last FYE ($) (3)
Richard Sands	60,677	60,866	503,570
Robert Sands	46,805	42,117	392,119
Alexander L. Berk	30,056	49,012	417,497
Thomas S. Summer	17,764	10,992	137,436
Thomas J. Mullin	15,645	4,116	73,677

(1)	Reflects Company contributions credited to the account of each named executive officer in fiscal 2007 for fiscal 2006 performance under the 2005 Supplemental Employee Retirement Plan.

(2)	These amounts represent the earnings during fiscal 2007 on the accounts held for each named executive officer under either the 2005 Supplemental Employee Retirement Plan or the Company’s predecessor plan.

(3)	These amounts represent the fiscal 2007 year end balance of the accounts held for each named executive officer under either the 2005 Supplemental Employee Retirement Plan or the Company’s predecessor plan.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Employment Agreements

Neither Richard Sands nor Robert Sands has an employment agreement or similar arrangement. The other three named executive officers during fiscal 2007 have employment arrangements as summarized below.

Alexander L. Berk

Mr. Berk and Barton Incorporated (“Barton”), a wholly-owned subsidiary of the Company, are parties to an employment agreement that provides for Mr. Berk’s compensation and sets forth the terms and conditions of Mr. Berk’s employment with Barton. Under his employment agreement, Mr. Berk serves as the President and Chief Executive Officer of Barton. He also serves as Chief Executive Officer, Constellation Beers and Spirits.

The term of the agreement automatically extends for one-year periods expiring on the last day of February unless either Mr. Berk or Barton notifies the other that such party does not wish to extend it. The agreement will terminate prior to the expiration of the current term (i) upon Mr. Berk’s death or retirement, (ii) at Barton’s election, for cause or upon Mr. Berk’s complete disability, or (iii) at Mr. Berk’s election for good reason (all as set forth in the agreement). If Barton decides not to extend the term of the agreement, or if the agreement terminates by reason of Mr. Berk’s death, complete disability, or retirement, or at Mr. Berk’s election for good reason, Barton is obligated to pay to Mr. Berk a post-termination benefit equal to 100% of his then current base salary plus the amount paid to him under the Annual Management Incentive Plan for the immediately preceding fiscal year. If

Mr. Berk decides not to extend the term of the agreement, then Barton is obligated to pay to Mr. Berk a post-termination benefit equal to one-half of the foregoing amount.

In the event that Mr. Berk elects to terminate his employment for good reason, or Barton elects to terminate Mr. Berk’s employment for reasons other than death, complete disability, cause, or if Barton decides not to extend the term of the agreement, then Mr. Berk is entitled to be paid (i) a supplementary post-termination benefit equal to what he otherwise would have been entitled to receive as his share under what is now the 401(k) and Profit Sharing Plan for the fiscal year in which such termination occurs if the plan is in existence and he would not be paid such amount under the terms of the plan itself and (ii) a prorated portion of his then current base salary based on the time remaining in the then current term of the agreement.

Post-termination benefits are payable to Mr. Berk in a lump sum as soon as practicable after his employment terminates, except that any supplementary post-termination benefit relating to the 401(k) and Profit Sharing Plan is payable promptly after the Company makes its profit-sharing contributions under the plan for that fiscal year.

The agreement requires Mr. Berk to keep certain information with respect to the Company confidential during and after his employment with the Company.

Thomas S. Summer

On October 24, 2006 the Company entered into a letter agreement with Mr. Summer regarding his retirement. Pursuant to that letter agreement, which superseded Mr. Summer’s employment letter dated March 10, 1997, Mr. Summer agreed to continue to perform on a full time basis his duties as Executive Vice President and Chief Financial Officer until May 15, 2007 (the “Transition Date”) or the earlier appointment by the Company of a new Chief Financial Officer. Mr. Summer also agreed to assist in identifying a successor to his position. The agreement provided that, from the date of the letter agreement until the Transition Date, Mr. Summer would continue to receive his current compensation and benefits in accordance with the Company’s benefit plans. Mr. Summer retired from his position as Executive Vice President and Chief Financial Officer on May 15, 2007. Robert P. Ryder assumed this position on the same day.

Pursuant to the agreement, Mr. Summer will continue as an employee of the Company from the Transition Date through May 14, 2008 (the “Separation Date”) providing transitional assistance in person or by telephone or other electronic means as reasonably requested by the Chief Executive Officer of the Company. During the period between the Transition Date and the Separation Date (the “Transition Period”), Mr. Summer will receive the base compensation that he was receiving on the Transition Date and will be entitled to the retirement and welfare benefits that are generally provided to employees consistent with the terms of such plans. He will not be entitled to bonuses, stock options or other incentive compensation during the Transition Period or for the fiscal years ending after the Transition Date, except that he had the right to and did participate in the annual option grants awarded in April 2007 and was paid a lump sum amount of $88,800 on the Transition Date. The Company agreed to consider increasing Mr. Summer’s compensation during the Transition Period if the demands placed on him become excessive.

After the Separation Date, Mr. Summer will not be entitled to receive compensation, severance or other benefits except as follows. He will be entitled to receive vested benefits under the Company’s retirement plans and stock incentive plans, reimbursement for business expenses properly incurred before the Separation Date and rights as provided by law. All outstanding, unvested options will immediately vest on the Separation Date, and he will have thirty (30) days from the Separation Date to exercise vested stock options.

The parties may agree to accelerate the Separation Date from May 14, 2008 by mutual consent.

In consideration of the benefits provided under the letter agreement, Mr. Summer covenanted not to compete with the Company or solicit customers of the Company through the Separation Date unless the Company believes the competitive impact of his activities to be minimal or otherwise manageable.

Thomas J. Mullin

Mr. Mullin and the Company entered into an employment letter dated February 18, 2000. While the employment letter indicates that Mr. Mullin is an at-will employee of the Company, it provides that he will receive no less than 12 months of base compensation as severance arising out of a termination by the Company without cause, as determined in the sole discretion of the Company. Mr. Mullin’s right to the severance payment is conditioned upon his execution of the Company’s standard release and exit documentation.

Termination or Change-in-Control

Other than described above, the named executive officers during fiscal 2007 do not have employment, severance or change-in control agreements with the Company. The information below describes and quantifies certain compensation that would become payable under existing agreements, plans and arrangements if a named executive officer’s employment had terminated on February 28, 2007, based on the terms and conditions of the Company’s plans and arrangements, that named executive officer’s compensation, and the closing price of a share of Class A Stock, all as of that date. These benefits are in addition to the benefits generally available to salaried employees in the U.S., such as the Company’s 401(k) and Profit Sharing Plan, 1989 Employee Stock Purchase Plan, life insurance program, medical, dental and vision benefits, and disability benefits. As of February 28, 2007, none of the named executive officers was eligible to receive retirement benefits under the Company’s plans and arrangements.

Many factors can affect the nature and amount of the compensation and benefits that a named executive officer may receive upon a termination of employment. Factors that could affect these amounts include the timing during the year of any such event, whether and when a named executive officer decides to exercise stock options and the Company’s stock price on that date, that named executive officer’s age and years of service, and the exercise of discretion by the Company’s Board of Directors or Human Resources Committee regarding the payment of compensation and benefits.

Severance Pay. The severance benefits contained in the employment agreements for Messrs. Berk, Summer and Mullin are described above under the “Employment Agreements.” Neither Richard Sands nor Robert Sands has an employment, severance or change-in-control agreement with the Company, and any severance benefits payable to them would be determined by the Human Resources Committee in its discretion. The following chart provides the severance payments named executive officers would have received under their employment agreements in the event of certain termination events as of February 28, 2007:

Name	Death, Disability or Retirement	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination With Cause
Richard Sands	—	—	—	—
Robert Sands	—	—	—	—
Alexander L. Berk	$1,101,469(1)	$550,735(2)	$1,101,469 (1)	—
Thomas S. Summer	—	—	$ 589,219 (3)(4)	—
Thomas J. Mullin	—	—	$ 444,782 (3)	—

(1)	Based on fiscal 2007 salary and the payment under the Annual Management Incentive Plan for fiscal 2006.

(2)	Equal to one-half of the amount described in footnote 1 above.

(3)	Based on fiscal 2007 salaries in effect on February 28, 2007.

(4)	Based on the amount of time remaining, as of February 28, 2007, under the terms of Mr. Summer’s employment letter dated October 24, 2006.

Equity Awards. The unvested equity grants to each of the named executive officers are described above under the heading “Outstanding Equity Awards at February 28, 2007.” The Company made each of these grants pursuant to the Long-Term Stock Incentive Plan. Pursuant to that plan, no accelerated vesting would have occurred in the event of a termination as of February 28, 2007 in the event of a voluntary termination by a named executive officer, or an involuntary termination by the Company, whether with or without cause. In each of these instances, a participant, including any named executive officer, would have 30 days from termination in which to exercise vested awards (or, if earlier, until the option’s expiration date). In the event of death, disability or retirement, however, the unvested options of a plan participant, including any named executive officer, would vest and would remain exercisable for one year from such event (or, if earlier, until the option’s expiration date). Generally, unvested options will also vest under the plan in the event of a change-in-control. As of February 28, 2007, the named executive officers had unvested options with a value, based on the aggregate difference between the closing price of a share of Class A Stock on that day and the exercise prices of any in-the-money option grants, as follows:

•	Each of Richard Sands, Robert Sands, Thomas Summer and Thomas Mullin – $175,650
•	Alexander Berk – $0.

Annual Management Incentive Plan Payments. The Company’s Annual Management Incentive Plan is described above under the heading “Annual Cash Bonus Awards” in the Compensation Discussion and Analysis. The plan provides that, in the event of death, disability, retirement or involuntary termination without cause, the Company will provide to the participant a ratable portion of any payment approved for that fiscal year based on the performance and bonus targets established under the plan. In the event of a change-in-control, the performance period would end on the date of the change-in-control and performance targets would be adjusted to reflect the early termination of the performance period. Since February 28, 2007 was the end of the Company’s fiscal year, a named executive officer whose employment with the Company terminated as of that date for any reason would have received the appropriate annual payment for fiscal 2007 as determined in accordance with the plan. Actual payouts under the plan to the named executive officers for fiscal 2007 are set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Supplemental Executive Retirement Plans. The Company’s supplemental executive retirement plans are described above under the heading “Nonqualified Deferred Compensation.” In the event of any termination of employment as of February 28, 2007, each named executive officer (or, in the case of death, the officer’s beneficiary) would be entitled to receive the value of his respective supplemental executive retirement plan account balances set forth above in the Nonqualified Deferred Compensation Table. In addition, because February 28, 2007 was the end of the Company’s fiscal year, each named executive officer would also have received the final Company contribution to the 2005 Supplemental Executive Retirement Plan, which was approved by the Human Resources Committee in April 2007. These final contribution amounts were as follows:

•	Richard Sands – $57,325
•	Robert Sands – $44,234
•	Alexander Berk – $27,812
•	Thomas Summer – $18,650
•	Thomas Mullin – $15,676.

The plans call for distributions of vested benefits to the named executive officers to be made by lump sum. Payments under the Supplemental Executive Retirement Plan would be made after the termination event, while payments to the named executive officers under the 2005 Supplemental Executive Retirement Plan would be made six months after termination in compliance with Section 409A of the Code. The plans would automatically terminate, all participant accounts would vest, and the Company would make similar lump sum payments of account balances to participants in the event of a change-in-control as defined by the plans.

DIRECTOR COMPENSATION

The Company’s compensation program for members of the Board of Directors currently runs on an annual cycle commencing upon the first Board meeting following the Annual Meeting of Stockholders and includes cash, restricted stock, and stock option components.

The cash component currently consists of (i) an annual retainer of $60,000, payable in quarterly installments of $15,000 at the beginning of each fiscal quarter; (ii) a Board meeting fee of $2,500 for each Board meeting attended (which includes regular, special and annual Board meetings and attendance in person or by conference telephone); (iii) a committee meeting fee of $1,500 per meeting attended (including by conference telephone); and (iv) an annual fee of $12,000 (payable in quarterly installments of $3,000) to the Chair of the Audit Committee and an annual fee of $9,000 (payable in quarterly installments of $2,250) to the Chairs of each of the Human Resources Committee and the Corporate Governance Committee.

Long-term incentive awards are another element of non-management director compensation. Long-term incentive awards in the form of, among others, stock options, stock appreciation rights and restricted stock are available for grant under the Company’s Long-Term Stock Incentive Plan. Each non-management director currently receives annually, if and as approved by the Board of Directors, a stock option grant and a restricted stock award. During fiscal 2007, the number of shares that could be subject to an annual option grant was not to exceed the number obtained by dividing $70,000 by the closing price of a share of Class A Stock on the date of the grant. This amount was increased to $140,000 in July 2007. The number of shares of restricted stock that may be awarded is currently calculated by dividing the sum of $40,000 by the closing price of a share of Class A Stock on the date of grant. While the Board has the flexibility to determine at the time of each grant or award the vesting provisions for that grant or award, historically stock option grants vest six (6) months following the date of grant and awards of restricted stock vest one (1) year from the date of grant.

Consistent with this compensation program, on July 27, 2006 the Company awarded a stock option to purchase up to 2,836 shares of Class A Stock to each of the non-management directors who then served on the Board, at an exercise price of $24.68 per share and with an exercise period of January 27, 2007 through July 27, 2016. On that same date each non-management director who then served on the Board also received 1,620 restricted shares of Class A Stock. On the date of these grants, the closing price of Class A Stock was $24.68 per share. Subject to applicable provisions in the award document, the restricted stock will vest on July 27, 2007, or earlier in the event a director resigns on account of disability. On July 28, 2007, the Company awarded its non-management directors stock options and restricted stock with respect to fiscal 2008 in accordance with its compensation program.

As Barry A. Fromberg joined the Board in April 2006 to fill a vacancy, in addition to his annual retainer, option grant and restricted stock award for the annual period commencing in July 27, 2006, Mr. Fromberg also received a prorated portion of the July 28, 2005 annual retainer, option grant and restricted stock award for the period from his appointment to the Board through July 26, 2006. Specifically, in addition to a prorated annual cash retainer, on April 4, 2006, Mr. Fromberg received a stock option to purchase up to 901 shares of Class A Stock at an exercise price of $25.89 per share and with an exercise period of October 4, 2006 through April 4, 2016 together with 514 restricted shares of Class A Stock which vested on April 4, 2007. On the date of these grants, the closing price of Class A Stock was $25.89 per share. Similarly, Peter H. Soderberg received a prorated portion of the July 2006 annual retainer, option grant and restricted stock award upon his appointment to the Board on April 4, 2007 and Mark Zupan received a prorated portion of the July 2007 annual retainer, option grant and restricted stock award upon his appointment to the Board on October 2, 2007.

The Company also reimburses its directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors and committees of the Board of Directors. They also receive complimentary Company products having a value of up to $5,000 and are eligible to participate in a matching contribution program of the Company whereby they can direct a portion of the Company’s charitable contributions (not in excess of $5,000) in connection with their voluntary contributions to the Constellation Brands, Inc. Political Action Committee. As these donations are made in the name of the Company in an amount equal to the donations made by directors to the political action committee, this benefit does not represent compensation and is not reflected in the Director Compensation in Fiscal 2007 table set forth below.

The Company’s current non-management directors are Barry A. Fromberg, Jeananne K. Hauswald, James A. Locke III, Thomas C. McDermott, Paul L. Smith, Peter H. Soderberg, and Mark Zupan. The remaining two directors, Richard Sands and Robert Sands, who are also employees of the Company, receive no additional compensation for serving as directors. The Board of Directors is expected to consider director compensation at a future Board meeting, at which time the compensation paid to directors may be modified.

Director Compensation in Fiscal 2007

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Barry A. Fromberg	82,167	35,521	36,170	—	153,858
Jeananne K. Hauswald	100,333	39,982	27,140	—	167,455
James A. Locke III	89,833	39,982	27,140	—	156,955
Thomas C. McDermott	109,833	39,982	27,140	—	176,955
Paul L. Smith	112,333	39,982	27,140	—	179,455

(1)	Messrs. Soderberg and Zupan were elected to serve on the Board of Directors after the conclusion of fiscal 2007 and received no compensation in fiscal 2007.

(2)	This amount represents the dollar amount recognized for financial statement reporting purposes for fiscal 2007 for the fair value of restricted stock awards granted in and (except for Mr. Fromberg ) prior to fiscal 2007 in accordance with SFAS 123(R) using the closing price for the Company’s Class A Stock on the New York Stock Exchange on the date of grant. The Company does not include any impact of estimated forfeitures related to service-based vesting terms in this calculation. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors. The aggregate number of shares under unvested restricted stock awards held at the end of the fiscal year were as follows: Mr. Fromberg: 2,134, Ms. Hauswald: 1,620, Mr. Locke: 1,620, Mr. McDermott: 1,620, and Mr. Smith: 1,620. The following table presents the grant date fair value of restricted stock awards in fiscal 2007:

Name	Date of Grant	Shares of Restricted Stock Awarded	Grant Date Fair Value
Initial grant to Barry A. Fromberg	4/4/06	514	$13,307
Annual grant to each non-management director serving as of July 27, 2006	7/27/06	1,620	$39,982

(3)	This amount represents the dollar amount recognized for financial statement reporting purposes for fiscal 2007 for the fair value of options granted in fiscal 2007 in accordance with SFAS 123(R) using the Black-Scholes option-pricing model with the assumptions described in Note 15 of the Company’s financial statements included in the Annual Report on Form 10-K for the year ended February 28, 2007. The Company does not include any impact of estimated forfeitures related to service-based vesting terms in this calculation. All pre-fiscal 2007 option grants to the directors vested prior to fiscal 2007, and the Company did not recognize any expense for such awards in fiscal 2007. As all fiscal 2007 option awards to directors fully vested during fiscal 2007, the Company completely expensed these awards during fiscal 2007. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors. The aggregate number of shares subject to option awards outstanding at the end of the fiscal year was as follows: Mr. Fromberg: 3,737, Ms. Hauswald: 43,563, Mr. Locke: 61,563, Mr. McDermott: 68,563, and Mr. Smith: 9,049. The following table presents the grant date fair value of stock option awards in fiscal 2007:

Name	Date of Grant	Number of Shares Underlying Award	Grant Date Fair Value
Initial grant to Barry A. Fromberg	4/4/06	901	$ 9,030
Annual grant to each non-management director serving as of July 27, 2006	7/27/06	2,836	$27,140

(4)	The value of perquisites and other personal benefits provided to each of our non-management directors was less than $10,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2007 Jeananne K. Hauswald, Thomas C. McDermott, and Paul L. Smith served as members of the Human Resources Committee of the Company’s Board of Directors. None of these individuals are or have ever been officers or employees of the Company. Also during fiscal 2007 no executive officer of the Company served on the compensation committee or the board of directors of any company that had one or more of its executive officers serving as a member of the Company’s Human Resources Committee or Board of Directors.

PROPOSAL NO. 1

PROPOSED AMENDMENT AND RESTATEMENT OF THE

CERTIFICATE OF INCORPORATION OF THE COMPANY

General

The Board of Directors has approved, subject to the approval of the stockholders of the Company, an amended and restated certificate of incorporation of the Company (the “Proposed Restatement”). The Proposed Restatement, if approved, will create a new class of common stock consisting of 15,000,000 shares of Class 1 Common Stock, $.01 par value per share. The Proposed Restatement also makes minor changes to the conversion mechanics relating to the Class B Stock to remove concepts that are inconsistent with the use of uncertificated shares. The following discussion summarizes certain provisions of the Proposed Restatement. This summary does not proport to be complete and is subject to and qualified in its entirety by reference to the full text of the Proposed Restatement which is attached hereto is Attachment I.

The Company’s current restated certificate of incorporation, as previously amended (the “Certificate”), authorizes the Company to issue an aggregate of 346,000,000 shares, consisting of 315,000,000 shares of Class A Stock; 30,000,000 shares of Class B Stock; and 1,000,000 shares of Preferred Stock, $.01 par value per share. The Proposed Restatement will authorize 15,000,000 shares of Class 1 Stock, thereby increasing the Company’s total authorized number of shares to 361,000,000 shares and its total authorized number of shares of common stock to 360,000,000 shares. If approved by the stockholders of the Company at the Meeting, the Proposed Restatement will become effective when it is filed with the Delaware Secretary of State. The Board of Directors has reserved the ability to elect not to proceed with the Proposed Restatement even if the Proposed Restatement is approved by the stockholders of the Company. One circumstance under which the Board of Directors may elect not to proceed with the Proposed Restatement is if the Proposed Restatement is approved by the stockholders of the Company but the amendment and restatement of the Company’s Long-Term Stock Incentive Plan (the “Plan”) as described in Proposal No. 2 is not approved by the stockholders of the Company.

The Board of Directors has recommended that the stockholders of the Company approve the Proposed Restatement.

Reasons for the Amendment and Restatement

The primary purpose of the Proposed Restatement is to create a new class of common stock for issuance pursuant to awards granted under the Plan. As described in more detail under the caption

“Purpose of the Meeting” earlier in this Proxy Statement, the Company desires to create Class 1 Stock to avoid potentially adverse tax treatment of stock options granted under the Plan to individuals subject to U.S. taxation as a result of the enactment of Section 409A of the Code and the adoption of rules promulgated thereunder. We believe that the Class 1 Stock will satisfy the requirements imposed by the regulations promulgated under Section 409A of the Code and that stock options granted with respect to Class 1 Stock will therefore not be subject to the adverse tax consequences that could potentially apply to stock options granted with respect to Class A Stock.

While the Company presently intends to issue shares of Class 1 Stock only pursuant to awards granted under the Plan, such shares would also be available for use from time to time for corporate purposes that the Board of Directors may consider desirable. If the stockholders approve the Proposed Restatement, the Company will have additional authorized but unissued shares of Class 1 Stock that may be issued by the Board of Directors of the Company without the necessity of any further stockholder action, except to the extent otherwise required by applicable law, regulations or the rules of any stock exchange or other market system on which the Company’s securities may then be listed.

While the total number of authorized shares and total number of authorized shares of common stock would be increased by the Proposed Restatement, the Company’s ability to actually issue more shares would not be effectively increased. Because shares of Class 1 Stock are convertible into shares of Class A Stock, for each share of Class 1 Stock issued the Company must reserve one share of Class A Stock for issuance upon the conversion of the share of Class 1 Stock. This requirement effectively reduces the number of shares of Class A Stock that the Company may issue by the number of shares of Class 1 Stock that the Company issues. Because the number of authorized shares of Class A Stock is not increased by the Proposed Restatement, the Proposed Restatement does not expand the total number of shares that the Company is able to issue.

An ancillary purpose of the Proposed Restatement is to slightly modify the conversion mechanics relating to the Class B Stock to avoid ambiguities that would otherwise arise in the context of the conversion of shares of Class B Stock that are uncertificated or the issuance of uncertificated shares of Class A Stock upon such conversion. These changes facilitate the Company’s compliance with New York Stock Exchange rules that require all securities listed on the New York Stock Exchange to be eligible for participation in the direct registration system of the Depository Trust and Clearing Corporation by January 1, 2008. In order for shares to be eligible for such participation, such shares must be issuable in an uncertificated form.

Terms of Class 1 Stock

The terms of the Class 1 Stock are generally comparable to the terms of the Class B Stock except that shares of Class 1 Stock do not generally have voting rights and the circumstances under which shares of Class 1 Stock are convertible into shares of Class A Stock is limited.

Class 1 Stock will not have any preference as to dividends, but may participate in any dividend when and if declared by the Board of Directors. Cash dividends may be declared and paid with respect to Class A Stock without corresponding cash dividends being declared and paid with respect to Class 1 Stock, and if cash dividends are declared and paid on Class 1 Stock then cash dividends must be declared and paid on Class A Stock in an amount that is at least ten percent greater than the cash dividends declared and paid on Class 1 Stock. The cash dividends declared and paid on Class B Stock and Class 1 Stock must always be the same. Upon liquidation of the Company, holders of Class 1 Stock will share ratably on a per share basis in net assets to be distributed with respect to common stock together with holders of Class A Stock and Class B Stock.

Each holder of a share of Class 1 Stock may, without cost to such holder and at the holder’s option, convert shares of Class 1 Stock into shares of Class A Stock on a one-for-one basis; provided such conversion is permitted only if the holder immediately sells the Class A Stock acquired upon conversion in a market transaction or to an unrelated party in a bona fide private sale. The Company does not intend to list the Class 1 Stock on the New York Stock Exchange or any other exchange. A holder wishing to sell shares of Class 1 Stock may convert such shares of Class 1 Stock into shares of Class A Stock (which are currently listed on the New York Stock Exchange) immediately prior to a qualifying sale of the shares. The terms of the Class 1 Stock do not impose any transfer restrictions on shares of Class 1 Stock; however, shares of Class 1 Stock may be subject to restrictions on transfer imposed by applicable securities laws.

Holders of Class 1 Stock will not be entitled to vote except that such holders will be entitled to vote as a separate class on matters with respect to which a separate class vote of holders of Class 1 Stock is required by law and will be entitled to vote with respect to any increase or decrease in the number of shares of Class 1 Stock as a single class with the holders of Class A Stock and Class B Stock (in which case the holders of Class 1 Stock and Class A Stock will be entitled to one (1) vote per share and the holders of Class B Stock will be entitled to ten (10) votes per share). Holders of Class 1 Stock will not have preemptive rights to purchase shares of the Company’s capital stock. Shares of Class 1 Stock are not redeemable, and there will be no sinking fund provisions for shares of Class 1 Stock.

Vote Required

The adoption of Proposal No. 1 to approve the Proposed Restatement requires the affirmative vote of the holders of a majority of the votes entitled to be cast by holders of Class A Stock and Class B Stock. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that the stockholders approve the Proposed Restatement. Accordingly, the Board of Directors recommends that you vote FOR Proposal No. 1. Unless otherwise directed therein, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR such proposal.

PROPOSAL NO. 2

PROPOSED AMENDMENT AND RESTATEMENT OF THE

COMPANY’S LONG-TERM STOCK INCENTIVE PLAN

The Board of Directors of the Company, acting in the capacity of the committee administering the Company’s Long-Term Stock Incentive Plan, has approved an amendment and restatement of the Plan, subject to stockholder approval of such amendment and restatement and the Proposed Restatement (as discussed under Proposal No. 1 above). The amendment and restatement of the Plan will (i) permit awards to be granted under the Plan with respect to Class 1 Stock, (ii) clarify that an amendment to an outstanding stock option to purchase shares of Class A Stock so that it becomes a stock option to purchase shares of Class 1 Stock will not constitute a grant of a new stock option for purposes of the provision in the Plan prohibiting the grant of stock options with exercise prices less than the fair market value of the underlying shares on the date of grant, and (iii) make certain other ministerial or conforming amendments to the provisions of the Plan. The amendment and restatement of the Plan does not affect the underlying economics of the Company’s stock option program and will not increase the aggregate number of shares of the Company’s common stock with respect to which awards may be made under the Plan.

If the Proposed Restatement and the amendment and restatement of the Plan are approved by the Company’s stockholders at the Meeting, the Company intends to amend the outstanding stock options granted by the Company on or after April 10, 2007 to individuals subject to U.S. taxation so that they relate to Class 1 Stock instead of Class A Stock. These amendments are expected to be effected to prevent such options from becoming subject to the adverse tax treatment under the new IRS regulations that might otherwise apply. The directors and executive officers of the Company have an interest in the approval of the Proposed Restatement and the amendment and restatement of the Plan because they hold options that are expected to be amended and they are expected to receive future grants of options under the Plan.

The amendment and restatement of the Plan will become effective upon the approval by the stockholders of the Company of both the Proposed Restatement and the amendment and restatement of the Plan. Because the amendment and restatement of the Plan is contingent on the approval of the Proposed Restatement by the stockholders of the Company, a vote against the Proposed Restatement effectively constitutes a vote against the amendment and restatement of the Plan.

The following discussion summarizes certain provisions of the Plan as proposed to be amended and restated. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Attachment II.

Summary of Terms

Awards under the Plan may consist of any combination of non-qualified stock options, stock appreciation rights, restricted stock or other stock-based awards (collectively, “Awards”). As used in this Proxy Statement, the phrase “Other Stock-Based Awards” means all Awards other than non-qualified stock options, stock appreciation rights and restricted stock. The aggregate number of shares of the Company’s common stock (which after the amendment and restatement of the Plan may be either Class A Stock or Class 1 Stock) available for Awards under the Plan is 94,000,000 shares. Non-qualified options to purchase 29,861,867 shares of Class A Stock were outstanding under the Plan on October 15, 2007. No stock appreciation rights were then outstanding. Additionally, a total of 398,291 shares of restricted stock, whether vested or unvested, had previously been awarded under the Plan. Based on these figures plus the number of previously exercised options and stock appreciation rights, the aggregate shares available for awards as of October 15, 2007 was 20,866,328 shares. Any Awards granted pursuant to the Plan are automatically adjusted to prevent dilution or enlargement in the event of any stock dividend, stock split, reorganization or other event affecting the Company’s capital stock. The market value of the Class A Stock as of October 24, 2007 was $24.98 per share.

The Plan is generally administered by the Human Resources Committee of the Company’s Board of Directors. The Human Resources Committee may delegate its authority to others as provided in the Plan, and the entire Board of Directors may act as the Committee. As used in this section, the term “Committee” means (i) the Human Resources Committee, (ii) a delegate acting under the authority of the Human Resources Committee, or (iii) the entire Board of Directors acting as the Committee, as defined in the Plan, as applicable. Under the Plan, the Committee is charged with responsibility for selecting the participants and for determining the number and type of Awards to be granted to each participant, the timing of the Awards, and any other terms and conditions applicable to the Awards.

The persons who are eligible to participate in the Plan include directors and employees (including officers) of the Company and its subsidiaries. At October 15, 2007, seven non-employee directors and approximately 8,400 employees were eligible to participate in the Plan; however, only directors and employees selected by the Committee will be granted Awards under the Plan. Outstanding non-qualified options granted under the Plan were, as of October 15, 2007, held by approximately 1,860 employees and each of the Company’s seven non-employee directors.

The Plan may be amended, modified or terminated by the Committee from time to time. No amendment, modification or termination of the Plan will be effective without stockholder approval if such approval is required under any applicable law, rule or regulation. The exercisability of any Award will terminate if the Committee determines that the participant is engaged in competition with the Company or has been terminated for “cause” as defined in the Plan.

Stock options and other Awards previously granted pursuant to the Plan will not be affected by the amendment and restatement of the Plan and will remain outstanding until they are exercised, expire or otherwise terminate. As discussed above, the Company intends to amend certain outstanding options that were granted on or after April 10, 2007 to preserve the intended tax treatment of such options. The following table sets forth the aggregate number of options granted under the Plan to certain individuals and groups of individuals at any time through October 15, 2007:

Individual or Group of Individuals	Aggregate Number of Options Granted
Richard Sands,
Chairman of the Board	2,957,826
Robert Sands,
President and Chief Executive Officer	2,646,127
Alexander L. Berk,
Chief Executive Officer, Constellation Beers and Spirits	1,631,850
Thomas S. Summer,
Former Executive Vice President and Chief Financial Officer	1,282,100
Thomas J. Mullin,
Executive Vice President and General Counsel	1,091,500
All current Executive Officers as a Group (9 persons) (1)	11,450,703
All current Directors who are not Executive Officers as a Group (7 persons)	533,810
All employees other than current Executive Officers as a Group (2)	75,162,958

(1)	This group consists of the Company’s current executive officers; therefore, Mr. Summer is not included in this group.

(2)	This group consists of the Company’s current and former employees and includes former executive officers.

Covered Employee Restrictions. There are special rules under the Plan relating to the Chief Executive Officer of the Company, the four other most highly compensated executive officers of the Company and such other officers of the Company as the Committee may designate (the “Covered Employees”). These provisions are necessary for the Plan to comply with Section 162(m) of the Code. The aggregate fair market value of any restricted stock granted to any individual Covered Employee in any fiscal year may not exceed $5,000,000, and the aggregate fair market value of any Other Stock- Based Awards granted to any individual Covered Employee in any fiscal year may not exceed $5,000,000. Also, no individual Covered Employee may receive Awards in any fiscal year relating to a number of shares in excess of one percent of the diluted shares of Class A Stock outstanding on February 28, 2007 (2,582,378 shares), subject to adjustment in the future to prevent dilution or enlargement in the event of any stock dividend, stock split, reorganization or other event affecting the Class A Stock.

Stock Options. Under the Plan, the Committee may grant Awards in the form of non-qualified options to purchase shares of Class A Stock and, after the amendment and restatement, Class 1 Stock. The Committee will, with regard to each stock option, determine the class and number of shares subject to the option, the manner and period during which the option may be exercised and the exercise price per share of stock subject to the option. The exercise price of stock options granted to participants must be equal to or greater than the fair market value of the shares subject to the stock option on the date the stock option is granted. For purposes of the Plan, the fair market value of a share of Class A Stock is the closing price of the Class A Stock on the New York Stock Exchange or other national stock exchange on which the Class A Stock is actively traded. After the amendment and restatement of the Plan, the fair market value of a share of Class 1 Stock will be equal to the fair market value of a share of Class A Stock unless the Committee determines that such value is not a reasonable proxy for the fair market value of a share of Class 1 Stock, in which case the Committee will determine the fair market value of a share of Class 1 Stock or establish a methodology for doing so. Unless otherwise determined by the Committee, stock options will become exercisable 20% per year on each of the first five anniversaries of the grant; however, they become immediately exercisable upon a change of control. The Committee has fixed the terms of recently granted options to employees so that the options vest 25% per year on each of the first four anniversaries of the grant and to non-employee directors so that the options fully vest six months after the grant. Upon exercise, the option price may be paid in cash, shares of Class A Stock (or, after the amendment and restatement, Class 1 Stock), a combination thereof, or such other consideration as the Committee may deem appropriate.

The Company plans to enter into amendments with individuals who are subject to U.S. taxation and who hold stock options to purchase shares of Class A Stock granted on or after April 10, 2007 to amend such stock options so that they represent the right to purchase shares of Class 1 Stock on the same terms. The Company may in the future also desire to amend other stock options to purchase shares of Class A Stock so that they represent the right to purchase shares of Class 1 Stock. To prevent any such amendments from being construed as a new grant at the time of the amendment that could violate the requirement that the exercise price of stock options be no less than the fair market value of the underlying shares on the date of grant, the amendment and restatement of the Plan will add a provision confirming that such amendments do not constitute new grants. No such amendment may reduce the exercise price or increase the number of shares covered by the stock option being amended.

Stock Appreciation Rights. The Plan authorizes the Committee to grant stock appreciation rights (“SARs”) either in tandem with a stock option or independent of a stock option. Following the amendment and restatement of the Plan, SARs may be granted with respect to Class A Stock or Class 1 Stock. An SAR is a right to receive a payment equal to the difference between the fair market value of the underlying share on the date the SAR is exercised and the SAR’s reference price. A tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. Unless otherwise determined by the Committee, an SAR will become exercisable 20% per year on each of the first five anniversaries of the grant; however, SARs become immediately exercisable upon a change of control. The reference price of an SAR will be fixed by the

Committee, but the reference price of a tandem SAR must be no less than the exercise price of its related stock option and the reference price of an SAR granted to a Covered Employee must equal or exceed the fair market value of the underlying share on the date of the grant. Upon the exercise of a stock option as to some or all of the shares covered by a tandem SAR, the related tandem SAR will automatically expire in accordance with the terms and conditions specified in the grant, and vice versa.

Restricted Stock Awards. The Plan authorizes the Committee to grant Awards in the form of restricted shares of Class A Stock and, after the amendment and restatement, Class 1 Stock. Such Awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including restrictions on transferability and continued employment. The terms and conditions will include one or more performance criteria and performance targets for Covered Employees if the grant is intended to comply with Section 162(m) of the Code and may contain such criteria and targets under other circumstances and for other participants.

Other Stock-Based Awards. The Committee may make Other Stock-Based Awards under the Plan. The Other Stock-Based Awards will be subject to such terms, conditions and limitations as the Committee deems appropriate, which will include one or more performance criteria and performance targets for Covered Employees if the grant is intended to comply with Section 162(m) of the Code and may contain such criteria and targets under other circumstances and for other participants.

Performance Criteria and Targets. For each restricted stock award and Other Stock-Based Award to Covered Employees under the Plan intended to comply with Section 162(m) of the Code, the Committee will establish specific annual performance targets for performance periods of one or more years (or partial years). The performance targets will be based on one or more business criteria. The permissible business criteria consist of the following: increases in the fair market value of the Class A Stock, shareholder value added, cash flow, earnings per share, EBITDA (earnings before interest, taxes, depreciation and amortization), return on equity, return on capital, return on assets or net assets, cost reduction or control, operating income or net operating income, operating margins/sales in one or more business segments or product lines, return on operating revenue, market share in one or more business segments or product lines, earnings before interest and taxes, units of specified products sold or depleted, free cash flow, sales growth, capital expenditures, working capital, inventory, cash flow from operations, gross margin, or any combination thereof. Business criteria may be established on a corporate, divisional, business unit or consolidated basis and measured absolutely or relative to the Company’s peers. Performance targets must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m) of the Code. Concurrently with the selection of the performance targets, the Committee must establish an objective formula or standard for calculating the maximum Award granted to each Covered Employee. The Committee may adjust performance targets to take into account extraordinary items affecting the Company, as defined in the Plan (for example, an extraordinary gain or loss; a change in accounting rules; and the effects of mergers, acquisitions, divestitures or significant transactions). While the Committee has no authority to make upward adjustments to Awards to Covered Employees, it may in its discretion make such adjustments with respect to Awards to other employees.

Covered Employees who are designated by the Committee as participants for a given performance period shall only be entitled to receive payments of Awards for such period to the extent that the pre-established objective performance targets set by the Committee for such period are attained. With regard to a particular performance period, the Committee will have the discretion, subject to the Plan’s terms, to select the length of the performance period, the type(s) of performance criteria to be used, the performance targets that will be used to measure performance for the period and the performance formula that will be used to determine what portion, if any, of the Award has been earned for the period. Such discretion shall be exercised by the Committee in writing within the time prescribed by Section 162(m) of the Code (generally, the first 90 days of the performance period) and performance for the period will be measured by the Committee following the end of the performance period.

Certain U.S. Federal Income Tax Consequences

A participant who receives a non-qualified stock option will not realize income upon the grant of the option. The participant will realize ordinary income at the time of exercise of non-qualified stock options in the amount of the difference between the exercise price and the fair market value of the underlying share on the date of exercise multiplied by the number of shares with respect to which the option is exercised. The Company is entitled to a deduction equal to the amount of such income at the time such income is realized by the participant. With respect to options granted on or after April 10, 2007, if the stock with respect to which the option relates does not satisfy the requirements of Section 409A of the Code, the preceding discussion would not apply. Under such circumstances, the holders of such options would be taxed on the value of the options before they are exercised (but not before they vest) and an additional 20% tax and an interest charge would be imposed on the income recognized by such holders.

With respect to SARs, participants will not realize any income at the time of grant. Upon exercise, any cash received and the fair market value on the exercise date of any shares received will constitute ordinary income to the participant. The Company will be entitled to a deduction in the amount of such income at the time such income is realized by the participant. With respect to SARs granted on or after April 10, 2007, if the stock with respect to which the SAR relates does not satisfy the requirements of Section 409A of the Code, the preceding discussion would not apply. Under such circumstances, the holders of such SARs would be taxed on the value of the SARs before they are exercised (but not before they vest) and an additional 20% tax and an interest charge would be imposed on the income recognized by such holders.

Participants who receive grants of restricted stock should not realize income at the time of grant, assuming the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participants will receive taxable income in an amount equal to the then fair market value of the shares of restricted stock. Restricted stock grants are generally not subject to taxation under Section 409A of the Code. The federal income tax consequences of Other Stock-Based Awards will depend on the type of Award. Generally, a participant who receives a stock-based award in the form of a right to receive Company stock will recognize ordinary income equal to the fair market value of the stock when the stock is received by the participant and is no longer subject to a substantial risk of forfeiture. In either case, the Company will be entitled to a deduction of such amounts at the time the income is realized. Whether or not the provisions of Section 409A of the Code will apply to Other Stock-Based Awards will depend on the type and features of each such Award.

Individual income tax consequences may differ with respect to participants who are resident in jurisdictions outside the United States.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to the Company’s compensation plans under which its equity securities may be issued, as of February 28, 2007. The equity compensation plans approved by security holders include the Company’s Long-Term Stock Incentive Plan, Incentive Stock Option Plan, 1989 Employee Stock Purchase Plan and UK Sharesave Scheme.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	23,368,526	$17.61	26,739,631

Equity compensation plans not approved by security holders	—	—	—

Total	23,368,526	$17.61	26,739,631

Reasons for Approval

The Board of Directors believes that it is desirable and in the best interests of the Company and its stockholders to provide employees and directors with incentives to maintain and enhance the Company’s long-term performance. The incentives sought to be created by the granting of stock options to individuals who are subject to U.S. taxation are significantly undermined by the uncertainties presented by the possibility of adverse tax consequences being imposed on such individuals with respect to stock options to purchase Class A Stock granted after the adoption of the regulations under Section 409A of the Code. The amendments effected by the amended and restated Plan are designed to address such uncertainties so that the Company can continue to provide such incentives without affecting the underlying economics of its stock option program.

Vote Required

The adoption of Proposal No. 2 to approve the amendment and restatement of the Plan requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Because the amendment and restatement of the Plan is contingent on the approval of the Proposed Restatement by the stockholders of the Company, the amendment and restatement of the Plan will not become effective even if the vote necessary for the adoption of Proposal No. 2 is obtained unless the vote necessary for the adoption of Proposal No. 1 is also obtained.

The Board of Directors recommends that the stockholders approve the amendment and restatement of the Plan and, accordingly, recommends that you vote FOR Proposal No. 2. Unless otherwise directed therein, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR such proposal.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 to be included in the Company’s Proxy Statement to be issued in connection with the 2008 Annual Meeting of Stockholders, such proposal must be received by the Company no later than February 19, 2008. Nominations for directors submitted by stockholders must also be received no later than February 19, 2008.

Any notice of a proposal submitted outside the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, which a stockholder intends to bring forth at the Company’s 2008 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Securities Exchange Act of 1934 and the By-laws of the Company, if received by the Company after February 19, 2008.

OTHER

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

October 26, 2007

Attachment I

RESTATED CERTIFICATE OF INCORPORATION

of

CONSTELLATION BRANDS, INC.

Duly Adopted in Accordance With Sections 245 and 242

of the Delaware General Corporation Law

This is a Restated Certificate of Incorporation which amends and restates the Restated Certificate of Incorporation of Constellation Brands, Inc., as previously amended.

FIRST. (a) The present name of the corporation is Constellation Brands, Inc. (the “Corporation”).

 (b) The name under which the Corporation was originally incorporated was Canandaigua Wine Company, Inc.; and the date of filing of the original certificate of incorporation with the Secretary of State of the State of Delaware was December 4, 1972.

SECOND. The amendment and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 242 and 245 of the Delaware General Corporation Law.

THIRD. The provisions of the certificate of incorporation of the Corporation as heretofore restated, amended and/or supplemented, are hereby amended and restated and integrated into a single instrument which shall read in its entirety as follows:

1. Name. The name of the Corporation is Constellation Brands, Inc.

2. Address; Registered Agent. The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. Purposes. The nature of business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

4. Capitalization; General Authorization. The total number of shares of stock which the Corporation shall have authority to issue is Three Hundred Sixty-One Million (361,000,000) consisting of:

(a) Class A Common. Three Hundred Fifteen Million (315,000,000) shares designated as Class A Common Stock, having a par value of One Cent ($.01) per share (the “Class A Common”);

(b) Class B Common. Thirty Million (30,000,000) shares designated as Class B Common Stock, having a par value of One Cent ($.01) per share (the “Class B Common”);

(c) Class 1 Common. Fifteen Million (15,000,000) shares designated as Class 1 Common Stock, having a par value of One Cent ($.01) per share (the “Class 1 Common”); and

(d) Preferred Stock. One Million (1,000,000) shares designated as Preferred Stock, having a par value of One Cent ($.01) per share (the “Preferred Stock”).

5. Rights and Limitations. The designations, powers, preferences and relative participation, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

(i) Class A Common, Class B Common and Class 1 Common. The Class A Common, Class B Common and Class 1 Common shall be identical in all respects and shall entitle the holders thereof to the same rights, privileges and limitations, except as otherwise provided herein. The relative rights, privileges and limitations are as follows:

(a) Voting Rights. The holders of Class A Common, Class B Common and Class 1 Common shall have the following rights:

(i) The holders of Class A Common, Class B Common and Class 1 Common shall be entitled to vote as separate classes on all matters as to which a class vote is now, or hereafter may be, required by law.

(ii) The number of authorized shares of Class A Common and/or Class B Common may be increased or decreased (but not below the number of shares thereof then outstanding) by the majority vote of all Class A Common and Class B Common voting as a single class, provided that the holders of Class A Common shall have one (1) vote per share and the holders of Class B Common shall have ten (10) votes per share. The number of authorized shares of Class 1 Common may be increased or decreased (but not below the number of shares thereof then outstanding) by holders of a majority of the voting power of the stock entitled to vote, voting as a single class, provided that the holders of Class A Common shall have one (1) vote per share, the holders of Class B Common shall have ten (10) votes per share and the holders of Class 1 Common shall have one (1) vote per share.

(iii) At every meeting of shareholders called for the election of directors, the holders of the Class A Common, voting as a class, shall be entitled to elect one-fourth (1/4) of the number of directors to be elected at such meeting (rounded, if the total number of directors to be elected at such meeting is not evenly divisible by four (4), to the next higher whole number), and the holders of the Class B Common, voting as a class, shall be entitled to elect the remaining number of directors to be elected at such meeting. Irrespective of the foregoing, if the number of outstanding Class B Common shares is less than 12 1/2% of the total number of outstanding shares of Class A Common and Class B Common, then the holders of the Class A Common shall be entitled to elect one-fourth (1/4) of the number of directors to be elected at such meeting (rounded, if the total number of directors to be elected at such meeting is not evenly divisible by four (4), to the next higher whole number) and shall be entitled to participate with the holders of the Class B Common shares voting as a single class in the election of the remaining number of directors to be elected at such meeting, provided that the holders of Class A Common shall have one (1) vote per share and the holders of the Class B Common shall have ten (10) votes per share. If, during the interval between annual meetings for the election of directors, the number of directors who have been elected by either the holders of the Class A Common or the Class B Common shall, by reason of resignation, death, retirement, disqualification or removal, be reduced, the vacancy or vacancies in directors so created may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected by the remaining directors to fill any such vacancy may be removed from office by the vote of the holders of a majority of the shares of the Class A Common and the Class B Common voting as a single class, provided that the holders of Class A Common shall have one (1) vote per share and the holders of the Class B Common shall have ten (10) votes per share.

(iv) The holders of Class A Common and Class B Common shall in all matters not specified in Sections 5(i)(a)(i), 5(i)(a)(ii) and 5(i)(a)(iii) vote together as a single class, provided that the holders of Class A Common shall have one (1) vote per share and the holders of Class B Common shall have ten (10) votes per share.

(v) The holders of Class 1 Common shall not be entitled to vote on any matter except as set forth in Section 5(i)(a)(i) and the second sentence of Section 5(i)(a)(ii).

(vi) There shall be no cumulative voting of any shares of Class A Common, Class B Common or Class 1 Common.

(b) Dividends. Subject to the rights of the Class A Common, Class B Common and Class 1 Common set forth in Paragraph 5(i)(c) hereof, the Board of Directors, acting in its sole discretion, may declare in accordance with law a dividend, payable in cash, in property or in securities of the Corporation, on any of the Class A Common, Class B Common or Class 1 Common, on all of the Class A Common, Class B Common and Class 1 Common, or on any combination of the Class A Common, Class B Common and Class 1 Common.

(c) Cash Dividends. The Board of Directors may, in its sole discretion, declare cash dividends payable only to holders of Class A Common or to the holders of Class A Common, Class B Common and Class 1 Common, but not only to holders of Class B Common, Class 1 Common, both Class B Common and Class 1 Common, both Class A Common and Class B Common or both Class A Common and Class 1 Common. A cash dividend in any amount may be paid on the Class A Common if no cash dividend is to be paid on Class B Common or Class 1 Common. If a cash dividend is to be paid on the Class B Common and Class 1 Common, (i) the cash dividend paid per share shall be the same for each share of Class B Common and Class 1 Common, and (ii) a cash dividend shall also be paid on the Class A Common in an amount per share thereof which exceeds the amount of the cash dividend paid on each share of Class B Common and Class 1 Common by at least ten percent (10%) (rounded up, if necessary, to the nearest one-hundredth of a cent).

(d) Convertibility.

(i) Each holder of record of a share of Class B Common may at any time or from time to time, without cost to such holder and at such holder’s option, convert any whole number or all of such holder’s shares of Class B Common into fully paid and nonassessable shares of Class A Common at the rate of one share of Class A Common for each share of Class B Common surrendered for conversion. Any such conversion may be effected by any holder of Class B Common by surrendering (which may be by electronic delivery or otherwise if such shares are uncertificated) such holder’s shares of Class B Common to be converted, duly endorsed or with duly executed stock powers, at the office of the Corporation or the office of any transfer agent for the Class A Common, together with a written notice for the Corporation at such office that such holder elects to convert all or a specified number of such shares of Class B Common. Promptly thereafter, the Corporation shall issue and deliver to such holder the number of shares of Class A Common to which such holder shall be entitled as aforesaid. Such conversion shall be made as of the close of business on the date of such surrender and the person or persons entitled to receive the shares of Class A Common issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common on such date.

(ii) Each holder of record of a share of Class 1 Common may, without cost to such holder and at such holder’s option, convert shares of Class 1 Common into fully paid and nonassessable shares of Class A Common at the rate of one share of Class A Common for each share of Class 1 Common surrendered for conversion; provided, a holder of shares of Class 1 Common may only convert such shares if such holder immediately sells the shares of Class A Common received upon such conversion in either a transaction effected through the facilities of the stock exchange or other trading market on which the Class A Stock is then actively traded (a “Market Transaction”) or a bona fide arm’s-length transaction with an unrelated party (a “Qualifying Private Transaction”). Any such conversion may be effected by any holder of Class 1 Common by (x) surrendering (by electronic delivery or otherwise) at the office of the transfer agent for the Class A Common (the “Conversion Agent”) such holder’s shares of Class 1 Common to be converted, (y) delivering to the Conversion Agent a notice or other instructions (which may be written or given electronically through any automated transaction system maintained by the Conversion Agent) that such holder elects to convert all or a specified number of such shares of Class 1 Common, and (z) delivering to the Conversion Agent either (1) instructions to sell the shares of Class A Common issuable upon such conversion on behalf of such holder (which instructions may be given in accordance with any account agreement in place between such holder and the Conversion Agent), or (2) a certificate stating that such holder has sold the shares of Class A Common issuable upon such conversion in a Market Transaction or Qualifying Private Transaction, together with a stock power or other transfer instructions identifying the person or persons in whose name the shares of Class A Common issuable upon such conversion are to be issued. Promptly thereafter, the Corporation shall issue and deliver the number of shares of Class A Common to which such holder shall be entitled as aforesaid in accordance with the instructions to sell or transfer instructions delivered to the Conversion Agent. Such conversion shall be made as of the close of business on the date of surrender and delivery to the Conversion Agent of the shares of Class 1 Common and all other materials required to be delivered to the Conversion Agent, and the person or persons entitled to receive the shares of Class A Common issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common on such date.

(iii) The Corporation will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Common and

Class 1 Common, such number of shares of Class A Common as shall be issuable upon the conversion of all such outstanding shares, provided that the foregoing shall not be considered to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common or Class 1 Common by delivery of shares of Class A Common which are held in the treasury of the Corporation.

(e) Rights Upon Liquidation. Holders of Class A Common, Class B Common and Class 1 Common shall have identical rights in the event of liquidation, and shall be treated as a single class for purposes thereof.

(ii) Preferred Stock. Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation or any series of any class of Preferred Stock:

(a) the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

(b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

(d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or any other series of the same class;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(j) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

(k) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Restated Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

6. By-Laws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

7. Liability of Directors. A member of the Corporation’s Board of Directors shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the shareholders of this Paragraph to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

8. Indemnification.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in subparagraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Paragraph shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”), provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Paragraph or otherwise.

(b) Right of Indemnitee to Bring Suit. If a claim under subparagraph (a) of this Paragraph is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstance because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Paragraph or otherwise shall be on the Corporation.

(c) Non-Exclusivity of Rights. The rights of indemnification and to the advancement of expenses conferred in this Paragraph shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Restated Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(e) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Paragraph with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation as of the        day of                     , 2007.

Name:	Robert Sands
Title:	President and Chief Executive Officer

Attachment II

CONSTELLATION BRANDS, INC.

LONG-TERM STOCK INCENTIVE PLAN

Amended and Restated as of December     , 2007

This Long-Term Stock Incentive Plan (amended and restated as of December     , 2007) is adopted pursuant to Section 19 of the Plan by the Board of Directors of Constellation Brands, Inc., acting in its capacity as the Committee under the Plan, and by the stockholders of the Company. The Plan amends and restates in its entirety the Constellation Brands, Inc. Long-Term Stock Incentive Plan that was approved by the Human Resources Committee of the Board of Directors of the Company at a meeting held on April 27, 2007 and became effective on July 26, 2007, and applies to Awards made on or after December     , 2007. Grants of Awards made under this Plan prior to December     , 2007 shall be governed by the terms of the Plan in effect as of the date of the Award except to the extent that such Awards are expressly amended to provide that they are governed by the terms of the Plan as amended and restated as of December     , 2007. Certain capitalized terms used in the Plan are defined in Annex A.

1.	PURPOSE

The Plan is designed to provide the Company with increased flexibility to attract and retain valued employees and directors and to provide them with incentives to maintain and enhance the Company’s long-term performance record by aligning the interests of the Participants and the stockholders of the Company.

2.	ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall possess the authority, in its discretion, (a) to determine the employees and directors of the Company to whom Awards shall be granted and the time or times at which Awards shall be granted; (b) to determine at the time of grant the number of shares to be subject to each Award; (c) to prescribe the form of the instrument representing such Award; (d) to establish any appropriate terms and conditions applicable to the Awards including any limitations on grants, vesting or exercisability, and to make any amendments to such instruments or the Awards which may, without limitation, include any acceleration of vesting or exercisability, waiver of any condition or requirement or taking of other action consistent with the purposes of the Plan; (e) to interpret and construe the Plan; (f) to make and amend rules and regulations relating to the Plan; and (g) to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations shall be conclusive and binding on all Participants and all persons claiming under or through any Participant. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted under the Plan.

No outstanding Award may be exercised by any person if the Participant to whom the Award is granted (x) is, or at any time after the date of grant has been, in competition with the Company or its affiliates or (y) has been terminated by the Company for Cause. The Committee shall determine, in its discretion, whether a Participant’s actions constitute competition with the Company or its affiliates.

3.	ELIGIBLE EMPLOYEES AND NON-EMPLOYEE DIRECTORS

All employees of the Company are eligible to receive Awards under the Plan. Awards may be made to non-employee directors of the Company. No Awards under the Plan shall be made to Covered Employees which are intended to qualify under Section 162(m) of the Code until the Plan is approved by stockholders of the Company.

4.	SHARES AVAILABLE; TYPES OF AWARDS

Awards may be granted under the Plan with respect to Class A Stock or Class 1 Stock. The aggregate number of shares of Class A Stock and Class 1 Stock available for Awards under the Plan is ninety-four million shares. Subject to such aggregate limit, Awards may be granted in any combination of Shares of Class A Stock or Class 1 Stock. The maximum number of Shares which may be subject to Awards granted to any Participant in any fiscal year shall not exceed 1% of the diluted shares of Class A Stock outstanding on February 28, 2007. Shares subject to Awards may be authorized and unissued Shares or may be treasury Shares.

If an Award expires, terminates or is cancelled without being exercised or becoming vested, new Awards may thereafter be granted under the Plan covering such shares unless the applicable Rules under Section 16(b) of the Exchange Act or Section 162(m) of the Code require otherwise.

The Committee may make Awards from time to time in any one or more of the following types singly or in tandem: Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock or Other Stock-Based Awards.

5.	STOCK OPTIONS

Each Stock Option Award shall specify the following terms and conditions, as well as any other terms, conditions, limitations and restrictions specified by the Committee:

(a) Class of Common Stock. Whether the Stock Option relates to Shares of Class A Stock or Class 1 Stock shall be specified.

(b) Exercise Price. The exercise price per Share under each Stock Option shall be specified by the Committee, provided that the exercise price per Share under each Stock Option granted to a Participant shall not be less than the Fair Market Value of a Share to which the Stock Option relates on the date the Award is granted.

(c) Duration of Option. The duration of each Stock Option shall be specified. Stock Options must be exercised on or before 5:00 p.m. Eastern Time on their expiration date.

(d) Exercise Terms. Unless otherwise specified by the Committee, each Stock Option granted under the Plan shall become exercisable in five equal annual installments commencing on the first anniversary of the date of grant. Stock Options may be partially exercised from time to time during the period extending from the time they first become exercisable in accordance with the terms of the Award until the expiration of the exercise period specified in the Award. Exercise of related Stock Appreciation Rights will cause the immediate automatic expiration of related Stock Options on the terms and conditions specified by the Committee. The Committee may impose such additional or other limitations or conditions on the vesting or exercise of any Stock Option as it deems appropriate.

(e) Payment of Exercise Price. A Stock Option shall be exercised upon such notice as is required by the Committee accompanied by payment in full of the exercise price for the Shares being acquired in such form as the Committee may provide in accordance with Section 9 of the Plan, together with all applicable withholding taxes as provided in Section 10 of the Plan.

(f) Amended Stock Option. The Committee, in its sole discretion, may authorize the amendment of an outstanding Stock Option that relates to Class A Stock so that such Stock Option, instead, relates to Class 1 Stock. An amendment to an outstanding Stock Option so that it relates to Class 1 Stock instead of Class A Stock shall not constitute a new grant for purposes of Section 5(b), and such Stock Option shall continue to be treated for all purposes as having been granted on the original grant date of such Stock Option. The Committee shall have discretion to determine the terms and conditions of such amended Stock Option; provided that such terms and conditions shall, to the extent permissible within the terms and conditions of the Plan, be equivalent to the terms and conditions of the Stock Option prior to the amendment. The exercise price of the amended Stock Option may not be less than the exercise price of the Stock Option prior to the amendment, and the number of Shares that may be purchased under the amended Stock Option may not exceed the number of Shares that could have been purchased under the Stock Option prior to the amendment, in each case subject to the adjustments in Section 15.

6.	STOCK APPRECIATION RIGHTS

Stock Appreciation Rights may be granted by the Committee in Awards which are in tandem with Stock Options or freestanding. Tandem Awards may be granted at the same time as the grant of the related Stock Option or at any time thereafter prior to the end of the exercise period for the related Stock Option. Each Stock Appreciation Right shall specify whether it relates to Shares of Class A Stock or Class 1 Stock.

(a) Value. The value of each Stock Appreciation Right shall be the difference between the Fair Market Value of a Share to which the Stock Appreciation Right relates on the date of exercise of the Stock Appreciation Right and the reference amount specified in the Award, which for each Stock Appreciation Right granted in tandem with a Stock Option shall be not less than the exercise price of the related Stock Option. The reference amount for each Stock Appreciation Right granted to a Covered Employee shall not be less than the Fair Market Value of a Share to which the Stock Appreciation Right relates on the date of grant of the Stock Appreciation Right.

(b) Duration of Stock Appreciation Right. The duration of each Stock Appreciation Right shall be specified. Each tandem Stock Appreciation Right shall specify the Stock Option to which it is related and the terms and conditions under which exercise or expiration of the related Stock Option will result in automatic expiration of the related Stock Appreciation Right and the terms and conditions on which exercise or expiration of the Stock Appreciation Right will result in automatic expiration of the related Stock Option.

(c) Exercise Terms. Unless otherwise specified by the Committee, each Stock Appreciation Right granted under the Plan shall become exercisable in five equal annual installments commencing on the first anniversary of the date of grant. Stock Appreciation Rights may be partially exercised from time to time during the period extending from the time they first become exercisable in accordance with the terms of the Award until the expiration of the exercise period specified in the Award. Exercise of related Stock Options will cause the immediate automatic expiration of related Stock Appreciation Rights on the terms and conditions specified by the Committee. The Committee may impose such additional or other limitations or conditions on the exercise of any Stock Appreciation Right as specified in the Award as it deems appropriate, including such additional or other limitations or conditions on the vesting or exercise of any Stock Appreciation Right as it deems appropriate. A Stock Appreciation Right shall be exercised upon such notice as is required by the Committee.

7.	RESTRICTED STOCK

Shares of Restricted Stock may be granted by the Committee from time to time in its discretion to Participants subject to such terms and conditions as may be required by law or are specified in the Award, including any payment required for the Shares. The Award will also specify whether the Shares of Restricted Stock are Class A Stock or Class 1 Stock, the availability of dividends and other distributions with respect to which Shares of Restricted Stock are entitled, and the voting rights, if any, associated with such Shares of Restricted Stock. Restricted Stock Awards to Participants who may be Covered Employees which are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall only be made if payout is contingent upon achievement of Performance Targets within or at the end of the Performance Period with respect to one or more Performance Criteria as specified by the Committee and the Committee certifies the extent to which any Performance Target has been satisfied and the number of Shares of Restricted Stock deliverable as a result thereof, prior to the delivery of any such Shares to Covered Employees. In any fiscal year, the value of Restricted Stock Awards to any individual Covered Employee shall not exceed $5 million (measured by the difference between the amount of any payment for the Shares by the Participant and the Fair Market Value of the Shares on the date of the Award).

8.	OTHER STOCK-BASED AWARDS

From time to time in its discretion, the Committee may grant Other Stock-Based Awards to any Participant on such terms and conditions as may be determined by the Committee and specified in the Award. Grants of Other Stock-Based Awards to Participants who may be Covered Employees which are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall only be made if payout or exercise is contingent upon achievement of Performance Targets within or at the end of the Performance Period with respect to one or more Performance Criteria as specified by the Committee and the Committee certifies the extent to which any Performance Target has been satisfied, and the number of Shares or other compensation deliverable as a result thereof, prior to the delivery of any such Shares or compensation to Covered Employees. Any exercise of Other Stock-Based Awards shall be made upon such notice as is required by the Committee to the Company accompanied by payment in full of any exercise price for the Shares or other compensation being acquired in such form as the Committee may provide in accordance with Section 9 of the Plan, together with all applicable withholding taxes as provided in Section 10 of the Plan. In any fiscal year, the value of Other Stock-Based Awards to any individual Covered Employee shall not exceed $5 million (measured by the difference between the amount of any payment or exercise price for the Award by the Participant and the Fair Market Value of the Shares or the Award on the date of the Award).

9.	PAYMENT FOR PURCHASE OR EXERCISE OF AWARDS

The exercise price of Stock Options and any Other Stock-Based Awards providing for exercise prices and the purchase price for any Restricted Stock or Other Stock-Based Awards providing for purchase prices shall be paid to the Company upon exercise or acquisition of such Award in the manner which the Committee may determine which may include by (a) delivery of cash or a check in the amount of the price of the Award, (b) tendering previously acquired Shares having a Fair Market Value at the time of delivery equal to the price of the Award, (c) in the case of an Award relating to Class A Stock, delivery of irrevocable instructions to a broker or other agent acceptable to the Company to promptly sell Class A Stock received under the Award and to deliver to the Company the amount of proceeds to pay the price related to such Award, (d) in the case of an Award relating to Class 1 Stock, (i) delivery to the Company’s transfer agent for Class A Stock of any conversion notice or direction necessary to convert Class 1 Stock received under the Award into Class A Stock, and (ii) delivery of irrevocable instructions to a broker or other agent acceptable to the Company to promptly sell shares of Class A Stock received upon the conversion of the Class 1 Stock received under the Award and to deliver to the Company the amount of proceeds to pay the price related to such Award, or (e) such other method of payment as the Committee in its discretion deems appropriate, in each case together with all applicable withholding taxes as provided in Section 10. Previously acquired Shares tendered in payment must have been owned by Participant for at least six months prior to the tender in payment of an Award.

10.	WITHHOLDING TAXES

Whenever required by law in connection with an Award, the Company shall (and whenever permitted by law in connection with an Award the Company may but is not obligated to) require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local income tax, foreign tax, social charge and employment withholding tax requirements prior to the delivery of any certificate or certificates for Shares or to take any other appropriate action to satisfy such withholding requirements, including any method permitted for payment under Section 9 as determined by the Committee. To the extent permitted under such rules as the Committee may promulgate and in compliance with any requirements to avoid violations under Section 16(b) of the Exchange Act and related Rules, the Participant may satisfy such obligation in whole or in part by electing to have the Company withhold Shares from the Shares to which the Participant is otherwise entitled under the Award.

11.	PERFORMANCE CRITERIA

For each Award of Restricted Stock or Other Stock-Based Award intended to qualify as “performance based compensation” under Section 162(m) of the Code and related Rules, the Committee shall select the applicable Performance Criteria, Performance Period and Performance Target for the Award consistent with the terms of the Plan and Section 162(m). The Committee may select Performance Criteria, Performance Periods and Performance Targets for Restricted Stock and Other Stock-Based Awards for Participants other than Covered Employees in its discretion. The Committee shall have no discretion to increase the amount of compensation payable to Covered Employees if a Performance Target has been attained, but the Committee may adjust compensation to increase the amount, in its discretion, to any other Participant. The Committee may adjust Performance Targets to take into account the effects of any Extraordinary Items equitably in a manner consistent with the determination of the original Award, provided, however, no such adjustment may be made with respect to any Award to a Covered Employee which is intended to qualify as “performance based compensation” unless such adjustment satisfies the requirements of Code Section 162(m) and the related Rules.

For Awards to Covered Employees which are intended to qualify as “performance based compensation” under Code Section 162(m), the Performance Target with respect to the selected Performance Criteria must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and the Rules thereunder and while the performance relating to the Performance Target remains substantially uncertain within the meaning of such Section 162(m) and Rules. At the time the Performance Targets are established, the Committee shall provide, in terms of an objective formula or standard for each Covered Employee, the method of computing the specific amount that will represent the maximum number of Shares or amount of other compensation payable to the Participant if the Performance Target is attained.

12.	AWARDS NOT TRANSFERABLE

Unless transferability is permitted under certain conditions as determined by the Committee, no Award is transferable by the Participant other than (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order, or (iii) to the extent permitted under the Plan, the Award or interpretation of the Committee, by gift to family members or by gift or permitted non-cash exchange to entities beneficially owned by family members or other permitted transferees, and shall be exercisable only by the Participant, the Participant’s legal representative, or the Participant’s permitted transferees. Shares of Restricted Stock may not be sold or otherwise transferred until ownership vests in the Participant.

13.	GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

The Company shall not be required to deliver any certificate upon the grant, vesting or exercise of any Award until it has been furnished with such documents as it may deem necessary to insure compliance with any law or Rules of the SEC or any other governmental authority having jurisdiction under the Plan. Shares of Class 1 Stock will not be represented by certificates. Certificates for shares of Class A Stock or notices of ownership for Shares delivered upon such grant or exercise shall bear legends restricting transfer or other restrictions or conditions to the extent required by law or determined by the Committee. Each Award under the Plan is subject to the condition that, if at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to such Award under any state or federal law or other applicable Rule, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the granting of such Awards or the issue or purchase of Shares thereunder, such Awards may not vest or be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

14.	TERMINATION OF EMPLOYMENT

If the employment of a Participant terminates by reason of the Participant’s Retirement, Disability or death, any Award may be exercised or received by the Participant, the Participant’s designated beneficiary or legal representative or permitted transferee at any time on or prior to the earlier of the expiration date of the Award or the expiration of one year after the date of Retirement, Disability or death but only if, and to the extent that the Participant was entitled to exercise or receive the Award at the date of Retirement, Disability or death and subject to such other terms and conditions as may be specified in the Award and the Plan. All Awards or any portion thereof not yet vested or exercisable on the date of Retirement, Disability or death shall become immediately vested and exercisable on the date of termination due to Retirement, Disability or death (except as otherwise provided by the Committee or an employment agreement between the Company and the Participant). Upon termination of the Participant’s employment for any reason other than Retirement, Disability or death, any Award may be exercised or received by the Participant, the Participant’s designated beneficiary or legal representative or permitted transferee at any time on or prior to the earlier of the expiration date of the Award or the expiration of ninety days after the date of termination but only if, and to the extent that the Participant was entitled to exercise or receive the Award at the date of termination and subject to such other terms and conditions as may be specified in the Award and the Plan. All Awards or any portion thereof not yet vested or exercisable on the date of termination other than by reason of Retirement, Disability or death shall terminate immediately on the date of termination (except as otherwise provided by the Committee or an employment agreement between the Company and the Participant).

Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling the Participant to reemployment in a comparable position by law or Rule shall not constitute a termination of employment for purposes of the Plan unless the Participant does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law or Rule.

Notwithstanding the foregoing, the Committee has the authority to prescribe different rules that apply upon the termination of employment of a particular Participant, which shall be memorialized in the Participant’s original or amended Award or similar document.

15.	ADJUSTMENT OF AWARDS

In the event of any change in the capital stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase capital stock at a price substantially below fair market value, or of any similar change affecting the capital stock, the number and kind of shares authorized under Section 4 for the Plan (including, to the extent permitted by Code Section 162(m), the limit in Section 4 on Awards to any Participant in any fiscal year), the number and kind of shares which thereafter are subject to an Award under the Plan and the number and kind of unexercised Stock Options or Other Stock-Based Awards and the number of Shares of Restricted Stock and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

16.	NO EMPLOYMENT RIGHTS

The Plan and any Awards granted under the Plan shall not confer upon any Participant any right with respect to continuance as an employee of the Company, nor shall the Plan or such Awards interfere in any way with the right of the Company to terminate the Participant’s position as an employee or director at any time.

17.	RIGHTS AS A SHAREHOLDER

The recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the underlying Shares are issued to the recipient, except as otherwise specifically provided by the Committee.

18.	SECTION 162(m) CONDITIONS

It is the intent of the Company that all Awards that are intended to qualify as performance-based compensation under Code Section 162(m) be granted and interpreted in a manner to satisfy all applicable requirements of Code Section 162(m). Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Code Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of the Plan or any Award intended (or required in order) to satisfy the applicable requirements of Code Section 162(m) may be applicable only to Covered Employees.

19.	SECTION 409A CONDITIONS

This Plan is intended to comply with the requirements of Section 409A with respect to Section 409A Awards, and shall be interpreted and administered in accordance with that intent. If any provision of the Plan would otherwise conflict with or frustrate this intent, the provision shall not apply to a Section 409A Award. For Section 409A Awards, all rights to amend, terminate or modify the Plan or any Award, including any discretionary rights or powers the Committee may have with respect to an Award, are subject to the requirements and limitations of Section 409A.

20.	AMENDMENT AND DISCONTINUANCE

The Plan and any Award outstanding under the Plan may be amended, modified or terminated by the Committee at any time and all Awards shall be subject to the Plan, as amended from time to time, except that the Committee may not, without approval of the Participant to whom the Award was granted or his legal representative or permitted transferee adversely affect the rights of such person under such Award. No amendment, modification, or termination of the Plan shall be effective without stockholder approval if such approval is required under applicable law or Rule or any regulation of the stock market on which the Class A Stock is traded.

21.	CHANGE IN CONTROL

(a) Notwithstanding other provisions of the Plan, in the event of a Change in Control of the Company, all of a Participant’s Awards shall become immediately vested and exercisable or fully earned at the maximum amount, except with respect to Covered Employees for “performance based compensation” or as otherwise determined by the Committee. Notwithstanding the foregoing, this Section 21 shall not affect the timing of payment of a Section 409A Award (including vesting if vesting affects the timing of payment) unless the Change in Control also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

(b) In the event of a Change in Control, in the discretion of the Committee, each Participant who is a Section 16 insider with respect to whom the Change in Control might result in a violation under Section 16(b) of the Exchange Act, may receive, in exchange for the surrender of the Stock Option, an amount of cash equal to the difference between the fair market value (based on the kind and amount of any securities, cash, other property or other consideration to be received with respect to each Share in the Change in Control transaction as determined by the Committee) of the Shares covered by the Award and the option price of such

Shares under the Stock Option or to receive, in exchange for any other Award, an amount of cash equivalent to such fair market value had the Participant received the Shares or other compensation as intended under the Award prior to the Change in Control.

(c) Notwithstanding the foregoing, the Plan and any Awards outstanding under the Plan shall be binding upon any successor to the Company, whether such successor is the result of a direct or indirect purchase, merger, consolidation or other acquisition of all or substantially all of the business and/or assets of the Company.

22.	PARTICIPANTS IN FOREIGN COUNTRIES

The Committee shall have the authority to adopt such modifications, procedures, and subplans, in each case which may differ from the terms specified in this Plan, as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

23.	GOVERNING LAW

The Plan and any Award made pursuant to it shall be construed under the laws of the State of Delaware.

Dated: December , 2007	CONSTELLATION BRANDS, INC.

By:

Title:

Date of Stockholder Approval: December         , 2007

ANNEX A

TO

LONG-TERM STOCK INCENTIVE PLAN

CERTAIN DEFINITIONS

Capitalized terms used in the Plan shall have the meanings set forth below:

“Award” means any grant of Stock Options, Restricted Stock, Stock Appreciation Rights or Other Stock-Based Award under the Plan.

“Cause” means, solely for the purposes of the Plan, gross negligence or willful misconduct or commission of a felony or an act of moral turpitude determined by the Committee to be detrimental to the best interests of the Company or, if the Participant is subject to a written agreement with the Company “cause” shall have the meaning set forth in that agreement.

“Change in Control” means:

(a) there shall be consummated

(i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any Shares are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a direct or indirect wholly-owned subsidiary of the Company or a parent of the Company immediately before the consolidation or merger; or

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

(b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(c) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the voting control of the Company’s then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 30% beneficial owner of voting control; or

(d) individuals who constitute the Company’s Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided, however, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

“Class A Stock” means the class A common stock, par value $.01 per share, of the Company.

II - Annex A-1

“Class 1 Stock” means the class 1 common stock, par value $.01 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Constellation Brands, Inc. and its Subsidiaries, except where the context indicates that only the parent company is intended.

“Committee” means the committee appointed from time to time by the Company’s Board of Directors to administer the Plan (the “Committee”). The full Board of Directors, in its discretion, may act as the Committee under the Plan, whether or not a Committee has been appointed, and shall do so with respect to grants of Awards to non-employee directors. The Committee may delegate to one or more members of the Committee or officers of the Company, individually or acting as a committee, any portion of its authority, except as otherwise expressly provided in the Plan. In the event of a delegation to a member of the Committee, officer or a committee thereof, the term “Committee” as used herein shall include the member of the Committee, officer or committee with respect to the delegated authority. Notwithstanding any such delegation of authority, the Committee comprised of members of the Board of Directors and appointed by the Board of Directors shall retain overall responsibility for the operation of the Plan.

“Covered Employee” means the Chief Executive Officer of the Company and the four other most highly compensated officers of the Company as such term is defined under the Rules promulgated under Section 162(m) of the Code and such other officers as may be designated by the Committee.

“Disability” means, unless the Committee specifies otherwise in a Participant’s Award document, a termination of employment due to the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months, all as verified by a physician acceptable to, or selected by, the Committee.

“Extraordinary Items” means (a) items presented as such (or other comparable terms) on the Company’s audited financial statements, (b) extraordinary, unusual or nonrecurring items of gain or loss, (c) changes in tax or accounting laws or Rules, and (d) the effects of mergers, acquisitions, divestitures, spin offs or significant transactions, each of which are identified in the audited financial statements and notes thereto or in the “management’s discussion and analysis” of the financial statements in a period report filed with the SEC under the Exchange Act.

“Fair Market Value” of a Share means (a) with respect to a Share of Class A Stock, the closing price of the Class A Stock on the New York Stock Exchange or other national stock exchange on which the Class A Stock is actively traded for the date as reported in the Wall Street Journal, Eastern Edition or such other standard reference service as the Committee may select, and (b) with respect to a Share of Class 1 Stock, (i) the closing price of the Class A Stock on the New York Stock Exchange or other national stock exchange on which the Class A Stock is actively traded for the date as reported in the Wall Street Journal, Eastern Edition or such other standard reference service as the Committee may select, or (ii) if the Committee shall determine that the fair market value of a share of Class A Stock is not a reasonable proxy for the fair market value of a share of Class 1 Stock, such fair market value as shall be determined by the Committee or calculated in accordance with one or more methodologies established by the Committee as such methodologies may be modified or adjusted from time to time by the Committee.

II - Annex A-2

“IRS” means the Internal Revenue Service and, if the context permits, the courts interpreting the Code.

“Other Stock-Based Award” means an Award granted pursuant to Section 8 of the Plan which is subject to the terms, conditions and restrictions set forth in the instrument evidencing the Award.

“Participant” means any employee of the Company or non-employee director of the Company who has received an Award under the Plan.

“Performance Criteria” means one or more of the following performance criteria selected by the Committee with respect to any performance-based Award: (a) increases in the Fair Market Value of a share of Class A Stock, (b) shareholder value added, (c) cash flow, (d) earnings per share, (e) earnings of the Company before deducting interest, taxes, depreciation and amortization, (f) return on equity, (g) return on capital, (h) return on assets or net assets, (i) cost reduction or control, (j) operating income or net operating income, (k) operating margins/sales in one or more business segments or product lines, (l) return on operating revenue, (m) market share in one or more business segments or product lines, (n) earnings before interest and taxes, (o) units of specified products sold or depleted, (p) free cash flow, (q) sales growth, (r) capital expenditures, (s) working capital, (t) inventory, (u) cash flow from operations or (v) gross margin. Performance criteria may be established on a corporate, divisional, business unit or consolidated basis and measured absolutely or relative to the Company’s peers.

“Performance Period” means the fiscal year or years or other period established by the Committee with respect to which the Performance Targets are set by the Committee.

“Performance Target” means one or more specific objective goal or goals (which may be cumulative or alternative) that are timely set in writing by the Committee for each Participant for the applicable Performance Period with respect to any one or more of the Performance Criteria.

“Plan” means the Long-Term Stock Incentive Plan of the Company (amended and restated as of December         , 2007), as amended from time to time.

“Restricted Stock” means Shares granted pursuant to Section 7 of the Plan which are subject to the terms, conditions and restrictions set forth in the instrument evidencing the Award.

“Retirement” means a termination of employment by an employee who is at least 60 years of age and after at least 10 years of service with the Company. For an individual who becomes employed by the Company in connection with a business acquisition (regardless of the form of the transaction), service shall include the individual’s service with the acquired business, unless the Committee determines otherwise.

“Rules” means rules, regulations and interpretations issued by the governmental authority charged with administering any law and any judicial interpretations applicable thereto.

“SEC” means the Securities and Exchange Commission.

“Section 409A” means Code Section 409A and the regulations and guidance issued thereunder.

II - Annex A-3

“Section 409A Award” means an Award that is subject to and intended to comply with the requirements of Section 409A.

“Shares” means shares of Class A Stock or Class 1 Stock and, with respect to any particular Award, means the shares of Class A Stock or shares of Class 1 Stock to which such Award relates.

“Stock Option” means any nonqualified Stock Option granted pursuant to Section 5 of the Plan which is subject to the terms, conditions and restrictions set forth in the instrument evidencing the Award and the Plan.

“Subsidiaries” means (a) all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of whose voting stock is so owned, and (b) partnerships or other entities in which the Company has, either directly or indirectly, at least a fifty percent interest in the capital or profits.

Other terms: Any other terms used in the Plan which are defined in Sections 83, 162(m), 409A or 421 of the Internal Revenue Code as amended, or the Rules thereunder or corresponding provisions of subsequent laws and Rules in effect at the time Awards are made under the Plan, shall have the meanings set forth in such laws or Rules.

II - Annex A-4

CONSTELLATION BRANDS, INC. PROXY FOR CLASS A COMMON STOCK
P

The undersigned hereby appoints David S. Sorce and Thomas J. Mullin, or any one of them, proxies for the undersigned with full power of substitution to vote all shares of Class A Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company to be held in the Town of Perinton at 370 Woodcliff Drive, Suite 300, Fairport, New York 14450, on December 6, 2007, at 11:00 a.m. (local time), and any adjournment thereof (the “Special Meeting”).

R
The number of your shares of Class A Common Stock appears on the back of this card. PLEASE SIGN ON THE BACK.
O
X

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Y
TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN ON THE BACK. YOU NEED NOT MARK ANY BOXES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

* FOLD AND DETACH HERE *

		Please Mark Here for Address Change SEE REVERSE SIDE	☐

		Please mark your votes as indicated in this example	☒

1. Proposal to approve the amendment and restatement of the Company’s certificate of incorporation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2. Proposal to approve the amendment and restatement of the Company’s Long-Term Stock Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.      In their discretion, the proxies are authorized to vote upon such other business not known at the time of the solicitation of this Proxy as may properly come before the Special Meeting or any adjournment thereof.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting and Proxy Statement for the Company’s December 6, 2007 Special Meeting that describe more fully the proposals set forth herein.

Signature	Date	Signature	Date

Note: Please date this Proxy and sign your name above exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation or other entity, the full entity name should be inserted and the Proxy signed by a duly authorized representative of the entity, indicating his or her title or capacity.

* FOLD AND DETACH HERE *

Please note that there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A Common Stock proxy card and a Class B Common Stock proxy card must sign and return BOTH proxy cards in accordance with their respective instructions to ensure the voting of shares of each class owned.

CONSTELLATION BRANDS, INC. PROXY FOR CLASS B COMMON STOCK
P

The undersigned hereby appoints David S. Sorce and Thomas J. Mullin, or any one of them, proxies for the undersigned with full power of substitution to vote all shares of Class B Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company to be held in the Town of Perinton at 370 Woodcliff Drive, Suite 300, Fairport, New York 14450, on December 6, 2007, at 11:00 a.m. (local time), and any adjournment thereof (the “Special Meeting”).

R
The number of your shares of Class B Common Stock appears on the back of this card. PLEASE SIGN ON THE BACK.
O
X

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Y
TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN ON THE BACK. YOU NEED NOT MARK ANY BOXES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

* FOLD AND DETACH HERE *

		Please Mark Here for Address Change SEE REVERSE SIDE	☐

		Please mark your votes as indicated in this example	☒

1. Proposal to approve the amendment and restatement of the Company’s certificate of incorporation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2. Proposal to approve the amendment and restatement of the Company’s Long-Term Stock Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.      In their discretion, the proxies are authorized to vote upon such other business not known at the time of the solicitation of this Proxy as may properly come before the Special Meeting or any adjournment thereof.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting and Proxy Statement for the Company’s December 6, 2007 Special Meeting that describe more fully the proposals set forth herein.

Signature	Date	Signature	Date

Note: Please date this Proxy and sign your name above exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation or other entity, the full entity name should be inserted and the Proxy signed by a duly authorized representative of the entity, indicating his or her title or capacity.

* FOLD AND DETACH HERE *

Please note that there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A Common Stock proxy card and a Class B Common Stock proxy card must sign and return BOTH proxy cards in accordance with their respective instructions to ensure the voting of shares of each class owned.

CDI Voting Instruction Form

All correspondence to:
Computershare Investor Services Pty Limited
CONSTELLATION BRANDS, INC.	GPO Box 1903 Adelaide
ARBN 103 442 646	South Australia 5001 Australia
Enquiries (within Australia) 1800 030 606
(outside Australia) 61 3 9415 4046
Facsimile 61 8 8236 2305
www.computershare.com

Mark this box with an ‘X’ if you have made any changes to your address details ☐

Special Meeting – 6 December 2007

Your Voting Instructions are being sought so that CHESS Depositary Nominees Pty Ltd (CDN), or another person appointed by you, may vote at your direction at the Special Meeting of Constellation Brands, Inc. (Company).

Voting Instructions to CDN

I/We being a holder of CHESS Depositary Interests (CDIs) of the above Company hereby direct,

☐	CDN (mark with an “X”)	OR	Write here the name of the person you are appointing if this person is someone other than CDN.

to vote the shares underlying my/our holding at the Special Meeting in respect of the resolutions outlined below. If you do not complete one of the above boxes, CDN will vote the shares represented by those CDIs as directed below.

CDN will vote as directed. Please mark with an [X] to indicate your directions.

1. Proposal to approve the amendment and restatement of the Company’s certificate of incorporation.	For ☐	Against ☐	Abstain* ☐

2. Proposal to approve the amendment and restatement of the Company’s Long-Term Stock Incentive Plan.	For ☐	Against ☐	Abstain* ☐

* If you mark the Abstain box for this item, you are directing your proxy to abstain from voting on your behalf in respect of a Proposal, therefore your votes will not be counted in computing the required majority for the relevant Proposal, but will be counted when determining whether a quorum exists at the Special Meeting.

By execution of this CDI Voting Instruction Form the undersigned hereby authorises CDN to appoint such proxies or their substitutes to vote as directed above and in their discretion on such other business as may properly come before the meeting.

If you do not mark either the ‘FOR’ or ‘AGAINST’ box your vote will not be counted.

PLEASE SIGN HERE This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Securityholder 1

Sole Director and Sole Company Secretary

Securityholder 2

Director

Securityholder 3

Director/Company Secretary

Contact Name	Contact Daytime Telephone	/ / Date

Instruction for Completion of CDI Voting Instruction Form

Your vote is important

Each Constellation Brands, Inc. CHESS Depositary Interest (CDI) is equivalent to one tenth of one share of Class A Common Stock of Constellation Brands, Inc., so that every 10 CDIs that you own at 15 October 2007 (record date) entitles you to direct one vote. Please refer to the Proxy Statement for details.

You can vote by completing, signing and returning your CDI Voting Instruction Form. The CDI Voting Instruction Form gives you two options:

(a)	You can give your voting instructions to CHESS Depositary Nominees Pty Ltd (CDN), which will vote the underlying shares on your behalf; or

(b)	You can instruct CDN to appoint you or your nominee as proxy to vote the shares underlying your CDIs in person at the Special Meeting of Constellation Brands, Inc.

In either case, you need to return your completed CDI Voting Instruction Form so that it is received at the address shown on the Form by not later than 5pm Australian time on 3 December 2007. That will give CDN enough time to tabulate all CDI votes, to vote the underlying shares and to appoint the proxies.

Directing CDN to Vote

If you wish to direct CDN to vote the shares underlying your CDIs, you may do so by placing a cross in the box next to CDN’s name at the top of the form and then placing a mark in one of the boxes opposite each item of business. All your CDIs will be voted in accordance with such a direction. If you mark more than one box on an item your vote on that item will be invalid.

If you sign and return the CDI Voting Instruction Form and cross the box to direct CDN how to vote but do not indicate next to the items of business on the form how your votes are to be directed, the shares represented by those CDIs will not be voted by CDN.

If you sign and return the CDI Voting Instruction Form but you do not cross the box to direct CDN how to vote and you do not nominate a proxy but you do indicate next to the items of business on the form how your votes are to be directed, the shares represented by those CDIs will be voted by CDN.

Directing CDN to Appoint a Proxy

If you wish to direct CDN to appoint a proxy to vote the shares underlying your CDIs in person at the Special Meeting of Constellation Brands, Inc., you need to fill in the name of the person who is to be appointed as proxy in the box at the top of the form. You may direct CDN to appoint you or your nominee as the proxy.

If you direct CDN to appoint a proxy to vote the shares underlying your CDIs in person at the Special Meeting of Constellation Brands, Inc., the proxy appointed may vote as the proxy wishes.

If CDN does not receive a CDI Voting Instruction Form from a holder of Constellation CDIs the shares represented by those Constellation CDIs will not be voted.

If you have completed and returned your CDI Voting Instruction Form, you may revoke the directions contained therein by a written notice of revocation to Computershare Investor Services Pty Limited no later than 5pm Australian time on 3 December 2007 bearing a later date than the CDI Voting Instruction Form.

Signature(s) of CHESS Depositary Interest Holders

Each holder must sign this form. If your CDIs are held in joint names, all holders must sign in the boxes. If you are signing as an Attorney, then the Power of Attorney must have been noted by the Company’s Australian Registry or a certified copy of it must accompany this form.

Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory, ie. Sole Director and Sole Company Secretary, or Director, or Director and Company Secretary.

If you require further information on how to complete the CDI Voting Instruction Form, telephone the Registry on 1800 030 606.

Lodgement of Notice

CDI Voting Instruction Forms must be returned to Computershare Investor Services Pty Limited, Level 5, 115 Grenfell Street, Adelaide, SA 5000 Australia or GPO Box 1326 Adelaide SA 5001 Australia.

For assistance please contact Computershare Investor Services Pty Limited on 1800 030 606